Exhibit 4.12

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Confidential	Execution version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION HAS BEEN MARKED AS “[REDACTED]”.

Dated 20 January	2023

HAFNIA POOLS Pte. Ltd.

as Borrower

and

HAFNIA Limited

as Guarantor

and

Citibank N.A., Singapore branch

as Lender

up to usD175,000,000

UNCOMMITTED Borrowing Base Facility agreement

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Contents

Clause		Page

Section 1 Interpretation		1

1	Definitions and Interpretation	1

2	The Facility	18

3	Purpose	18

4	Conditions of Utilisation	19

Section 2 Utilisation		21

5	Utilisation	21

Section 3 Repayment, Prepayment and Cancellation		22

6	Repayment	22

7	Prepayment and Cancellation	23

Section 4 Costs of Utilisation		27

8	Interest	27

9	Interest Periods	28

10	Fees	28

Section 5 Additional Payment Obligations		30

11	Tax Gross up and Indemnities	30

12	Increased Costs	34

13	Other Indemnities	35

14	Mitigation by the Lender	37

15	Costs and Expenses	38

Section 6 Guarantee		40

16	Guarantee and indemnity	40

Section 7 Representations, Undertakings and Events of Default		44

17	Representations	44

18	Information Undertakings	55

19	Borrowing Base	59

20	Financial Covenants	67

21	General Undertakings	70

1

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22	Events of Default	82

Section 8 Changes to Parties		88

23	Changes to the Parties	88

Section 9 Application of Proceeds		90

24	Application of Proceeds	90

Section 10 Administration		92

25	Payment Mechanics	92

26	Set-Off	94

27	Notices	94

28	Calculations and Certificates	98

29	Partial Invalidity	98

30	Remedies and Waivers	99

31	Confidential Information	99

32	Bail-In	103

33	Counterparts	105

Section 11 Governing Law and Enforcement		106

34	Governing Law	106

35	Enforcement	106

36	Waiver of Immunity	107

Schedule 1 Conditions Precedent		108

Schedule 2 Utilisation Request		111

Schedule 3 Form of Compliance Certificate		112

Schedule 4 Eligible Buyer List		113

Schedule 5 Pool Agreements and List of Pool Participants		119

Schedule 6 Form of Borrowing Base Certificate		120

Schedule 7 Form of Borrowing Base Report		122

Schedule 8 Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd. (registration number 201412492D)		124

2

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

THIS AGREEMENT is dated    24 February     2023 and made between:

(1)	HAFNIA POOLS PTE. LTD., a company incorporated in Singapore with company registration number 201412492D as borrower (the Borrower);

(2)	HAFNIA LIMITED, an exempted company limited by shares incorporated in Bermuda with registration number 49023 as guarantor (the Guarantor); and

(3)	CITIBANK N.A., SINGAPORE BRANCH as lender (the Lender).

NOW IT IS HEREBY AGREED as follows:

Section 1

Interpretation

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

Advance Rate has the meaning given to that term in clause 19 (Borrowing Base)

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company

Anti-Corruption Law means all applicable laws, rules and regulations from time to time concerning or relating to bribery or corruption including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Prevention of Corruption Act 1960 of Singapore and other similar anti-bribery and corruption laws of the United States, members of the European Union and the United Kingdom

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration

Availability Period means the period from and including the date of this Agreement to and including 30 June 2023, or such later date as extended pursuant to clause 2.2 (Extension)

Available Amount means the Facility Amount minus:

(a)	the amount of the outstanding Loan; and

(b)	in relation to any proposed Loan, the amount of any Loan that is due to be made available on or before the proposed Utilisation Date,

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

other than the amount of any Loan that is due to be repaid or prepaid on or before the proposed Utilisation Date

Base Rate means, for any relevant day during any Interest Period, the one month Term SOFR for that Interest Period, provided that if for whatever reason the Base Rate for any Interest Period is less than zero, the Base Rate for any relevant day during that Interest Period shall be zero

BB Shortfall has the meaning given to that term in clause 7.3 (Mandatory prepayment – Borrowing Base)

BB Shortfall Remedy Period has the meaning given to that term in clause 7.3 (Mandatory prepayment – Borrowing Base)

Borrowing Base has the meaning given to that term in clause 19 (Borrowing Base)

Borrowing Base Amount of Receivable has the meaning given to that term in clause 19.2 (Calculation of the Borrowing Base)

Borrowing Base Calculation Date has the meaning given to that term in clause 19 (Borrowing Base)

Borrowing Base Certificate has the meaning given to that term in clause 19 (Borrowing Base)

Borrowing Base Report has the meaning given to that term in clause 19 (Borrowing Base)

Break Costs means the amount (if any) by which:

(a)	the interest which the Lender should have received for the period from the date of receipt of all or any part of the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

Business Day means a day (other than a Saturday or Sunday):

(a)	on which banks are open for general business in New York and Singapore; and

(b)	(in relation to the fixing of an interest rate) which is a US Government Securities Business Day

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Buyer has the meaning given to that term clause 19 (Borrowing Base)

BW Group has the meaning given to that term in clause 7.2(c)(ii)(Change of Control)

Code means the US Internal Revenue Code of 1986

Collection Accounts means each of the following accounts of the Borrower held from time to time with the Lender:

(a)	the account numbered [REDACTED] with account name “HAFNIA POOLS PTE LTD-LR1 Pool” in relation to the LR1 Pool ;

(b)	the account numbered [REDACTED] with account name “HAFNIA POOLS PTE LTD-LR2 Pool” in relation to the LR2 Pool; and

(c)	any other account of the Borrower approved by the Lender,

which are, in each case, subject to the Transaction Security, as the same may be redesignated, substituted or replaced from time to time and includes any interest of the Borrower in any replacement account or any sub-division or sub-account of that account

Communication has the meaning given to that term in clause 27.6 (Additional rules for communications)

Compliance Certificate means a certificate substantially in the form set out in Schedule 3 (Form of Compliance Certificate)

Confidential Information means all information relating to:

(a)	the Group;

(b)	the Transaction Documents;

(c)	the Facility; or

(d)	provided that such information is provided solely in connection with the Facility, the BW Group or the Sohmen Family Trust,

of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Facility from any member of the Group or any of its advisers or the BW Group in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of clause 31 (Confidential Information); or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group, any of its advisers or the BW Group; or

(iii)	is known by the Lender before the date the information is disclosed to it by any member of the Group or any of its advisers or the BW Group or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group, the BW Group or the Sohmen Family Trust (as relevant) and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Lender

Confirmer has the meaning given to that term in clause 27.6 (Additional rules for communications)

Contract means any agreement between the Borrower (acting in its own name as disponent owner of the Vessels) and a Buyer, for the supply of transportation services through any Vessel and defined as a “Pool Contract” in any Pool Agreement

Cut-Off Date has the meaning given to that term in clause 19 (Borrowing Base)

Debenture means the debenture dated on or about the date of this Agreement entered into by the Borrower as chargor in favour of the Lender

Debt Service Obligations means, on any Loan to Value Determination Date, the aggregate of (i) the principal amounts outstanding of the Loan and (ii) all other sums in relation thereto then due pursuant to the Finance Documents but unpaid, together with accrued interest thereon

Default means an Event of Default or any event or circumstance specified in clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

Delegate means any delegate, agent, attorney or trustee appointed by the Lender

Demurrage Receivables means amounts receivable by the Borrower arising from invoiced demurrage related to any Contracts

Deposit Bank has the meaning given to that term in clause 25.1(d) (Payments to the Lender)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Dilution means any reduction to the total amount payable by the Eligible Buyer relating to any Reported Eligible Receivable compared to the Face Value of such Reported Eligible Receivable at the date of the data of the Borrowing Base Report into which it was included, whether by reason of a discount, rebate, refund or billing error or other entitlement of the Eligible Buyer not to pay the Face Value in full or by reason of a credit note or other adjustment for whatever reason made by the Borrower, any Pool Participant or any other person to reduce the amount payable by the Eligible Buyer relating to such Reported Eligible Receivable by comparison to the Face Value of such Reported Eligible Receivable as reflected at the date of the data of the Borrowing Base Report into which it was included

Electronic Signature has the meaning given to that term in clause 27.6 (Additional rules for communications)

Eligibility Criteria has the meaning given to that term in clause 19 (Borrowing Base)

Eligible Buyer has the meaning given to that term in clause 19 (Borrowing Base)

Eligible Buyer List has the meaning given to that term in clause 19 (Borrowing Base)

Eligible Contract has the meaning given to that term in clause 19 (Borrowing Base)

Eligible Receivables has the meaning given to that term in clause 19 (Borrowing Base)

Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water)

Environmental Claim means any claim or proceeding by any governmental, judicial or other regulatory authority in respect of any Environmental Law

Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste

Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor conducted on or from the properties owned or used by any Obligor

Event of Default means any event or circumstance specified as such in clause 22 (Events of Default)

Face Value has the meaning given to that term in clause 19 (Borrowing Base)

Facility Amount means the amount of USD175,000,000 at the date of this Agreement, to the extent not cancelled, reduced or transferred by the Lender under this Agreement

Facility means the uncommitted borrowing base credit facility made available under this Agreement as described in clause 2.1 (The Facility)

Facility Office means the office or offices notified by the Lender to the Borrower in writing as the office or offices through which it will perform its obligations under this Agreement

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction

Finance Document means this Agreement, each Transaction Security Document, each Borrowing Base Certificate, each Borrowing Base Report, each Compliance Certificate, each Utilisation Request, and any other document designated as such by the Lender and the Borrower

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any pool agreement entered into between the Borrower and a pool participant pursuant to which the pool participants agree to enter vessel(s) owned or chartered in by such pool participants into a pool of vessels which vessels are commercially employed and managed by the Borrower;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (i) above

Freight in Transit Receivables means amounts receivable by the Borrower arising from partially completed freight voyages by Vessels under the Contracts

Freight Receivables means any Receivable arising from freight related to any Contracts which are not Freight in Transit Receivables

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

GAAP means International Accounting Standards, International Financial Reporting Standards and related interpretations as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board to the extent applicable to the relevant financial statements

Group means the Guarantor and its Subsidiaries from time to time

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary

Information Service means an information service or any successor information service in each case as selected by the Lender from time to time in its reasonable discretion

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature

Initial Borrowing Base Certificate means the borrowing base certificate in the form approved by the Lender and delivered to the Lender under clause 4.1 (Initial conditions precedent)

Initial Borrowing Base Report means the borrowing base report in the form approved by the Lender and delivered to the Lender under clause 4.1 (Initial conditions precedent)

Insolvency Event in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d) above);

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts

Instructor has the meaning given to that term clause 27.6 (Additional rules for communications)

Interest Period means, in relation to a Loan, each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest)

Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the applicable statutes of limitation; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction

LMA means the Loan Market Association

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan

Loan to Value means, on the relevant Loan to Value Determination Date, the ratio of:

(a)	the Debt Service Obligations,

to

(b)	the aggregate of the Face Values of all Receivables

Loan to Value Determination Date means:

(a)	each Borrowing Base Calculation Date; and

(b)	such other date as determined by the Lender from time to time

LTV Shortfall has the meaning given to that term in clause 7.4 (Mandatory prepayment – Loan to Value)

LTV Shortfall Remedy Period has the meaning given to that term in clause 7.4 (Mandatory prepayment – Loan to Value)

Mandatory Costs means, in respect of any Interest Period, any costs which are incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance of the Lender of any of its obligations under any Finance Document, as a result of:

(a)	a reduction in the rate of return from the Facility or on the Lender’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction in any amount due and payable under any Finance Document,

as notified by the Lender (acting reasonably) to the Borrower five Business Days prior to the last day of the relevant Interest Period

Margin means [REDACTED] ([REDACTED]%) per cent. per annum

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Material Adverse Effect means (in the reasonable opinion of the Lender) a material adverse effect on:

(a)	(i) the business or financial condition of any Obligor (however changes to the structure of the Pool and amendments to the Pool Agreements are always permitted unless they would have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Obligors taken as a whole); or (ii) the ability of the Obligors (taken as a whole) to comply with their payment or material performance obligations under any of the Transaction Documents; or

(b)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents

Maximum Credit Limit has the meaning given to that term in clause 19 (Borrowing Base)

Money Laundering Laws means all applicable financial recordkeeping and reporting requirements and money laundering statutes, regulations or guidelines, issued, administered or enforced by any governmental agency

Obligors means the Borrower and the Guarantor and Obligor means either one of them

OFAC means the Department of the Treasury’s Office of Foreign Assets Control of the United States of America

Original Financial Statements means:

(a)	in relation to the Borrower, its audited financial statements for the financial year ended 31 December 2021; and

(b)	in relation to the Guarantor, the audited consolidated financial statements of the Group for the financial year ended 31 December 2021

Outstandings means, at any time, the aggregate of the outstanding Utilisations, in each case, at such time

Party means a party to this Agreement

Pool means each pool of product tanker vessels, operated by the Borrower pursuant to a Pool Agreement (as defined as such in that Pool Agreement)

Pool Agreements means each pool agreement entered into between the Borrower and the relevant Pool Participants pursuant to which such Pool Participants agreed to enter vessel(s) owned or chartered in by such Pool Participants into the relevant Pool which vessels shall be commercially employed and managed by the Borrower as disponent owner, as listed in Schedule 5 (Pool Agreements and List of Pool Participants)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Pool Participant means the owner or disponent owners of the Vessels who are acceptable to the Lender (acting reasonably), as listed in Schedule 5 (Pool Agreements and List of Pool Participants) (and as otherwise amended as agreed from time to time in writing (including by email) between the Borrower and the Lender, subject to any sanctions, anti-money laundering, anti-bribery and corruption, credit and other internal compliance requirements of the Lender)

Receivable has the meaning given to that term in clause 19 (Borrowing Base)

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Document entered into by it

Relevant Market means the market for overnight cash borrowing collateralised by US Government securities

Repeating Representations means each of the representations set out in clauses 17.1 (Status), 17.2 (Binding obligations), 17.3 (Non-conflict with other obligations), 17.4 (Power and authority), 17.6 (Registration requirements), 17.7 (Governing law and enforcement), 17.8 (Insolvency), 17.11 (No default), 17.12 (No misleading information), 17.13(a) and 17.13(b) (Financial statements), 17.16 (No breach of laws), 17.17 (Environmental laws), 17.19 (Anti-Corruption Laws), 17.20 (Money Laundering Laws), 17.21 (Security and Financial Indebtedness), 17.24 (Legal and beneficial ownership), 17.25 (Sanctions), 17.26 (Eligible Receivables and Collection Accounts), 17.29 (Contracts), 17.30 (Pool Agreements), 17.31 (Borrowing Base Report and Borrowing Base Certificate), 17.32 (Material Adverse Effect) and 17.33 (Collection Accounts)

Reported Eligible Receivable means each Receivable included in a Borrowing Base Report

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Restricted Party means a person that is:

(a)	listed on, or owned or controlled by a person listed on, a Sanctions List (for the purposes of this paragraph (a), excluding the Sectoral Sanctions Identifications List or Annex III, V or VI of Regulation (EU) 833/2014 (as amended)), or a person acting on behalf or at the direction of such a person;

(b)	listed on, or owned or controlled by a person listed on the Sectoral Sanctions Identifications List or listed under Annex III, V or VI of Regulation (EU) 833/2014 (as amended) or a person acting on behalf or at the direction of such a person;

(c)	located or resident in or organised under the laws of a Sanctioned Country, or is owned or controlled by, or acting on behalf or at the direction of a person located or resident in or organised under the laws of a Sanctioned Country; or

(d)	otherwise a subject of Sanctions

Sanctions means any applicable trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority

Sanctioned Country means a country or territory which is, or whose government is, at any time the subject or target of country-wide or territory-wide Sanctions

Sanctions Authority means:

(a)	the Security Council of the United Nations;

(b)	the United States of America;

(c)	the European Union;

(d)	the Monetary Authority of Singapore;

(e)	the United Kingdom;

(f)	any other sanctions authority applicable to any Party and its Affiliates; or

(g)	the government or official institutions or agency of any of paragraphs (a) to (f) above, including OFAC, the US Department of State, and His Majesty’s Treasury

Sanctions List means each of the following, construed together with the applicable rules and laws implementing it: the Specially Designated Nationals and Blocked Persons, the Sectoral Sanctions Identifications List, and the List of Foreign Sanctions Evaders maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the List of Persons Subject to Restrictive Measures in View of Russia’s Actions Destabilising the Situation in Ukraine maintained by His Majesty’s Treasury, or any other Sanctions related list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Secured Instruction has the meaning given to that term clause 27.6 (Additional rules for communications)

Secured Obligations means all obligations at any time due, owing or incurred by each Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity)

Secured Parties means the Lender and any Receiver or Delegate

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Assets means all of the assets of the Borrower which from time to time are, or are expressed to be, the subject of the Transaction Security

Signature Platform has the meaning given to that term in clause 27.6 (Additional rules for communications)

Singapore means the Republic of Singapore

Sohmen Family Trust has the meaning given to that term in clause 7.2(c)(i)(A) (Change of Control)

Spot Rate means the commercially available spot rate of exchange selected by the Lender, acting reasonably, for the purchase of USD with the relevant currency in the London foreign exchange market at or about 11:00 a.m. on the applicable payment or set-off date

Subsidiary means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)

Term SOFR means, for the applicable corresponding tenor, Term SOFR that is displayed on a screen or otherwise published by CME Group Benchmark Administration Limited (or a successor administrator of such rate selected by the Lender in its reasonable discretion) as so displayed or published on the date determined by the Lender that is no more than two US Government Securities Business Days prior to the first day of the relevant Interest Period.

If for whatever reason Term SOFR is not published in respect of a relevant calculation day Term SOFR for that day shall be:

(i)	the last published rate for Term SOFR unless sub-paragraph (ii) below applies; or

(ii)	a rate formally recommended by the Information Service or the supervisor responsible for Term SOFR or the Information Service where the Lender considers that rate to be capable of use by the Lender across its business at that time

Termination Date means the later of:

(a)	the last day of the Availability Period (as such period may be extended from time to time in accordance with clause 2.2 (Extension)); and

(b)	the day the last Loan made to the Borrower during the Availability Period under this Agreement is due

Third Parties Act means the Contracts (Rights of Third Parties) Act 2001 of Singapore

Transaction Document means each Finance Document, each Pool Agreement and each Contract

Transaction Security means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents

Transaction Security Documents means each of:

(a)	the Debenture;

(b)	any other document evidencing or creating Security over any asset to secure any obligation of the Borrower to a Secured Party under the Finance Documents; and

(c)	any other document designated as such by the Lender and the Borrower

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents

US means the United States of America

US Government Securities Business Day means any day other than:

(a)	a Saturday or a Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities

Utilisation means a Loan

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made

Utilisation Request means a notice substantially in the form set out in Schedule 2 (Utilisation Request)

Vessel means a vessel which is from time to time participating in the Pool pursuant to the Pool Agreements

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the Lender, any Obligor, any Secured Party, the Borrower, any Buyer, any Eligible Buyer, any Pool Participant, any Party, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	an agency shall be construed so as to include any governmental, intergovernmental or supranational agency, authority, body, central bank, commission, department, ministry, organisation, statutory corporation or tribunal (including any political sub-division, national, regional or municipal government and any administrative, fiscal, judicial, regulatory or self-regulatory body or persons);

(iii)	assets includes present and future properties, revenues and rights of every description;

(iv)	a Finance Document, a Transaction Document, a Contract, a Pool Agreement, an Eligible Contract or any other agreement or instrument is a reference to that Finance Document, Transaction Document, Contract, Pool Agreement, Eligible Contract or other agreement or instrument as amended, novated, supplemented, extended or restated;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(v)	guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(x)	a time of day is a reference to Singapore time.

(b)	Section, clause and Schedule headings are for ease of reference only.

(c)	In respect of an Obligor, references to a certified copy refer to a copy certified to be a true, complete and up-to-date copy of the original document, in writing and signed by one or two directors (as the case may be) or the secretary (who is an authorised signatory of such Obligor for such purposes) of the Obligor, or, in the case of the Guarantor only, its assistant secretary (who is an authorised signatory of the Guarantor for such purposes) (unless otherwise expressly provided).

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

1.3	Currency symbols and definitions

$, USD and dollars denote the lawful currency of the United States of America.

1.4	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver or Delegate may, subject to this clause 1.4 (Third party rights) and the Third Parties Act, rely on any clause of this Agreement which expressly confers rights on it.

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lender may, at its complete discretion, make available to the Borrower a USD uncommitted borrowing base revolving credit facility in an aggregate amount equal to the Facility Amount.

2.2	Extension

Unless the Lender (in its absolute discretion) notifies the Borrower that it does not intend to extend the Availability Period at least 60 days before the end of the then applicable Availability Period, the Availability Period shall automatically extend by a period of six calendar months. This clause 2.2 (Extension) shall apply to extend the Availability Period on an ongoing basis in accordance with the terms of this clause 2.2 (Extension) from time to time and, subject to the terms of this clause 2.2 (Extension), shall not be limited to a single extension.

3	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards working capital purposes in the normal course of the Borrower’s business operations acting in its capacity as Pool Manager (as such term is defined in the Pool Agreements) in relation to the Pools (including, without limitation, providing any Financial Indebtedness to a Pool Participant under any Pool Agreement in such capacity, provided that such Financial Indebtedness is subject to Transaction Security).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

3.2	Monitoring

Without prejudice to the Borrower’s obligations under the Finance Documents, the Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender. The Lender shall notify the Borrower promptly upon being so satisfied.

4.2	Further conditions precedent

Subject to clause 4.4 (Facility uncommitted), the Lender may (but shall not be obliged) to make the requested Utilisation only if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation;

(b)	the Repeating Representations to be made by each Obligor are true in all material respects; and

(c)	the aggregate amount of the Outstandings adjusted to take account of:

(i)	the amount of the requested Utilisation;

(ii)	the amount of any Utilisation which, pursuant to any other request, is to be made on or before the date for the making of the requested Utilisation; and

(iii)	the amount of any Utilisation scheduled to be repaid on or before the date for the making of the requested Utilisation,

would be less than or equal to the Borrowing Base as evidenced by the Borrowing Base Certificate most recently delivered to the Lender in accordance with this Agreement, and the Loan to Value shall not exceed 60 per cent as evidenced by the Borrowing Base Certificate most recently delivered to the Lender in accordance with this Agreement.

4.3	Maximum number of Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than one Loan would be outstanding.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

4.4	Facility uncommitted

The Facility is an uncommitted facility and will be made available in such amounts, at such times and in a number of Loans determined at the sole discretion of the Lender. The Borrower acknowledges that the Lender shall not have any obligation or commitment to make any Loan available to the Borrower; provided, however, that the Parties acknowledge and agree that once the Lender has advanced a Loan to the Borrower hereunder, the Borrower’s payment and reimbursement obligations with respect to such Loan shall be governed by the expressed terms and conditions herein.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 2
Utilisation

5	Utilisation

5.1	Delivery of a Utilisation Request

Unless otherwise agreed by the Lender, the Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request no later than two Business Days after a Borrowing Base Calculation Date once every two weeks which is not later than 9:30am two Business Days prior to the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it is accompanied by a Borrowing Base Certificate relating to the Utilisation;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(iii)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be USD.

(b)	The amount of the proposed Loan must be an amount which is not more than the Available Amount.

5.4	Utilisation

If the conditions set out in this Agreement have been met, subject to the Lender’s absolute discretion, the Loan requested by the Borrower in accordance with the terms of this Agreement during the Availability Period in any Utilisation Request shall be made on the Utilisation Date for that Loan through its Facility Office.

5.5	Cancellation of Facility Amount

Any amount of the Facility Amount which, at that time, has not been utilised by the Borrower shall be immediately cancelled at the end of the Availability Period (as such period may be extended from time to time in accordance with clause 2.2 (Extension)).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 3
Repayment, Prepayment and Cancellation

6	Repayment

6.1	Repayment of Loan

(a)	The Borrower shall repay a Loan on the last day of its Interest Period.

(b)	Without prejudice to the Borrower’s obligation under clause 6.1(a) above, if a Loan is to be made available to the Borrower:

(i)	on the same day that a maturing Loan is due to be repaid by the Borrower; and

(ii)	in whole or in part for the purpose of refinancing the maturing Loan; and

the amount of the new Loan shall, unless the Borrower notifies the Lender to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loan:

(1)	the Borrower will only be required to pay an amount equal to that excess to the Lender; and

(2)	the new Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of the maturing Loan and the Lender will not be required to make a payment in respect of the new Loan; and

(B)	if the amount of the maturing Loan is equal to or less than the amount of the new Loan:

(1)	the Borrower will not be required to make a payment to the Lender; and

(2)	the Lender will be required to make a payment in respect of the new Loan only to the extent the new Loan exceeds the maturing Loan and the remainder of the new Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of the maturing Loan.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

7	Prepayment and Cancellation

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for the Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain any Loan or it becomes unlawful for any Affiliate of the Lender for the Lender to do so:

(a)	the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)	upon the Lender notifying the Borrower, the Available Amount (as applicable) will be immediately cancelled; and

(c)	the Borrower shall repay the Loan made to it on the last day of the Interest Period for that Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Available Amount shall be immediately cancelled in the amount repaid.

7.2	Change of Control

(a)	The Borrower shall promptly notify the Lender in writing upon any Obligor becoming aware of a Change of Control Event (a Borrower Notification). The Borrower Notification shall set out all applicable details relating to such Change of Control Event and (if applicable) any measures taken or to be taken to rectify the Change of Control Event and the Borrower shall provide such further information thereafter as may be requested by the Lender (acting reasonably).

(b)	If a Change of Control Event occurs and is not rectified within seven days of the Borrower Notification, the Lender may by notice to the Borrower (a Lender Notice), cancel the Available Amount with effect from a date specified in that Lender Notice which is at least five Business Days after the date of the Lender Notice and declare that all or part of the Loan be payable within five Business Days after the date of the Lender Notice PROVIDED ALWAYS that the Lender’s right to serve a Lender Notice in respect to a particular Change of Control Event shall only continue for a period of one hundred and twenty days from the date of the Borrower Notification in respect of that Change of Control Event.

(c)	For the purposes of this clause 7.2 (Change of Control):

(i)	Change of Control Event means:

(A)	the interests of Mr Andreas Sohmen-Pao, his immediate family and their respective heirs and successors, including trusts or similar arrangements of which they are individual or collective beneficiaries (together, the Sohmen Family Trust) cease to beneficially hold more than 50% of the issued share capital of the BW Group or such number of shares in the BW Group as carry more than 50% of the voting rights normally exercisable at a general meeting of the BW Group;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(B)	the BW Group ceases to beneficially and legally hold (directly or indirectly) 20% or more of the issued share capital of the Guarantor or such number of shares in the Guarantor as carry 20% or more of the voting rights normally exercisable at a general meeting of the Guarantor; or

(C)	if any person or persons acting in concert or any entity other than the BW Group (directly or via one or more intermediate holding companies):

(1)	acquires legally and/or beneficially, and either directly or indirectly, more than the percentage of the issued share capital of the Guarantor held by the BW Group as at the date of this Agreement; or

(2)	has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors of the Guarantor.

(ii)	BW Group means BW Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda with registered number 39869 and registered address at Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton, Pembroke, HM EX, Bermuda.

7.3	Mandatory prepayment – Borrowing Base

(a)	If, at any time, the Outstandings at that time exceed the Borrowing Base (the amount by which the Outstandings exceed the applicable Borrowing Base being a BB Shortfall), the Lender shall notify the Borrower of the BB Shortfall and the Borrower shall immediately, but in any case no later than within three Business Days (the BB Shortfall Remedy Period) from the date on which the Lender notifies the Borrower:

(i)	credit the amount of the BB Shortfall notified by the Lender to the Borrower in clause 7.3(a) above directly to a Collection Account; and

(ii)	deliver a new Borrowing Base Certificate to the Lender that confirms that such BB Shortfall no longer exists.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	Upon receipt by the Lender of a new Borrowing Base Certificate pursuant to clause 7.3(a)(ii) above, the Lender shall promptly notify the Borrower if there is still a BB Shortfall.

(c)	If, on the first Business Day after the BB Shortfall Remedy Period, the Lender determines that there is still a BB Shortfall and if the balance on any Collection Account is positive, the Lender shall transfer (and the Borrower authorises such transfer) such amounts from the Collection Account(s) to be applied in prepayment or repayment of the Loan (for application in accordance with clause 25 (Payment Mechanics)) in order to ensure that thereafter the BB Shortfall ceases to exist.

7.4	Mandatory prepayment – Loan to Value

(a)	If, at any time the Loan to Value exceeds 60 per cent, or the Lender determines pursuant to clause 21.26 (Loan to Value) that the Loan to Value exceeds 60 per cent and has notified the Borrower accordingly (the amount by which the Loan to Value exceeds 60 per cent being an LTV Shortfall), the Borrower shall within three Business Days of such time or such determination (the LTV Shortfall Remedy Period):

(i)	credit the amount of the LTV Shortfall directly to a Collection Account; and

(ii)	deliver a new Borrowing Base Certificate to the Lender that confirm that such LTV Shortfall no longer exists.

(b)	If, on the first Business Day after the LTV Shortfall Remedy Period, the Lender determines that there is still an LTV Shortfall and if the balance on any Collection Account is positive, the Lender shall transfer (and the Borrower authorises such transfer) such amounts from the Collection Account(s) to be applied in prepayment or repayment of the Loan (for application in accordance with clause 25 (Payment Mechanics)) in order to ensure that thereafter the LTV Shortfall ceases to exist.

7.5	Voluntary prepayment of Loan

The Borrower may prepay the whole or any part of the Loan prior to the last date of its Interest Period only if:

(a)	it gives the Lender not less than five Business Days’ (or such shorter period as the Lender may agree) prior written notice (which notice shall be irrevocable); and

(b)	the Lender has provided its prior written consent to such prepayment (such consent not to be unreasonably withheld).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

7.6	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, if the prepayment is made otherwise than on the last day of the relevant Interest Period, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be re-borrowed in accordance with the terms of this Agreement.

(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Facility Amount except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Facility Amount cancelled under this Agreement may be subsequently reinstated.

(f)	If all or part of the Loan is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent)), an amount of the Facility Amount (equal to the amount which is repaid or prepaid) shall, upon the Lender notifying the Borrower, be cancelled on the date of repayment or prepayment.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 4
Costs of Utilisation

8	Interest

8.1	Calculation of interest

The rate of interest on each Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	Base Rate; and

(c)	Mandatory Costs (if any).

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period, unless otherwise agreed between the Borrower and the Lender.

8.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 8.3(b) below, is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this clause 8.3 shall be immediately payable by the Obligors on demand by the Lender.

(b)	If any overdue amount consists of all or part of a Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent per annum higher than the rate which would have applied if the overdue amount had not become due.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notifications

(a)	The Lender shall promptly notify the Borrower of the determination of a rate of interest relating to a Loan.

(b)	This clause 8.4 shall not require the Lender to make any notification to the Borrower on a day which is not a Business Day.

8.5	Break Costs

(a)	The Borrower shall, within three Business Days of demand by the Lender, pay to the Lender its Break Costs (if any) attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	The Lender will inform the Borrower of the accrued interest and any Break Costs.

9	Interest Periods

9.1	Interest Periods

(a)	The Interest Period for a Loan shall be two weeks or such other period as may be agreed between the Borrower and the Lender.

(b)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(c)	Each Interest Period for a Loan shall start on the Utilisation Date for that Loan.

(d)	A Loan has one Interest Period only.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Fees

(a)	The Borrower shall pay to the Lender, for each 12 month period following the date of this Agreement, a fee of US$[REDACTED] (being [REDACTED] per cent ([REDACTED]%) flat of the Facility Amount as at the date of this Agreement) on each of:

(i)	the date of this Agreement; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	on the date falling at the end of the 12 month period following the date of this Agreement.

(b)	If the Availability Period (as such period may be extended from time to time in accordance with clause 2.2 (Extension)) ends, for each 12 month period mentioned in clause 10(a) above, before the end of such 12 month period, the Lender shall repay to the Borrower within three Business Days after the end of the Availability Period any fees paid by the Borrower to the Lender for such 12 month period pursuant to clause 10(a) pro rata.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 5
Additional Payment Obligations

11	Tax Gross up and Indemnities

11.1	Definitions

(a)	In this Agreement:

Protected Party means the Lender which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document

Tax Credit means a credit against, relief or remission for, or repayment of any Tax

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction

Tax Payment means either the increase in a payment made by an Obligor to the Lender under clause 11.2 (Tax gross-up) or a payment under clause 11.3 (Tax indemnity)

(b)	Unless a contrary indication appears, in this clause 11 (Tax Gross up and Indemnities) a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	Each Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3	Tax indemnity

(a)	The Borrower shall (within six Business Days of demand by the Lender) pay to the Protected Party an amount equal to the loss, liability or cost which the Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Protected Party in respect of a Finance Document.

(b)	Clause 11.3(a) above shall not apply:

(i)	with respect to any Tax assessed on the Lender:

(A)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which the Lender’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under clause 11.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	The Protected Party making, or intending to make a claim under clause 11.3(a) above shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the Lender determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	the Lender has obtained and utilised that Tax Credit,

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

the Lender shall pay an amount to that Obligor which the Lender reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

11.5	Stamp taxes

The Borrower shall pay and, within six Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this clause 11.5 shall not apply in respect of any stamp duty, registration or similar Taxes payable in respect of any assignment, transfer or other alienation of any kind by any Secured Party of any of its rights or obligations under a Finance Document.

11.6	Indirect tax

(a)	All amounts set out or expressed in a Finance Document to be payable by any Party to the Lender shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Lender to any Party in connection with a Finance Document, that Party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse or indemnify the Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender against all Indirect Tax incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

11.7	FATCA Information

(a)	Subject to clause 11.7(c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and/or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to clause 11.7(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Clause 11.7(a) above shall not oblige the Lender to do anything, and clause 11.7(a)(ii) above shall not oblige any Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 11.7(a)(i) or 11.7(a)(ii) above (including, for the avoidance of doubt, where clause 11.7(c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

11.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Party to whom it is making the payment.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

12	Increased Costs

12.1	Increased Costs

(a)	Subject to clause 12.3 (Exceptions) the Borrower shall, within six Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender as a result of which:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation (including, for the avoidance of doubt, the implementation or application of or compliance with Basel III, CRD IV or any other law or regulation which implements or applies Basel III, CRD IV and/or compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any law or regulation made under or in connection with that Act); or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement Increased Costs means:

(i)	a reduction in the rate of return from the Facility or on the Lender’s overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender to the extent that it is attributable to the undertaking, funding or performance of the Lender of any of its obligations under any Finance Document.

12.2	Increased Cost claims

(a)	The Lender intending to make a claim pursuant to clause 12.1 (Increased Costs) shall notify the Borrower of the event giving rise to the claim.

(b)	The Lender shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

(a)	Clause 12.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(iii)	compensated for by clause 11.3 (Tax indemnity) (or would have been compensated for under clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 11.3(b) (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the Lender of any law or regulation.

(b)	In this clause 12.3 (Exceptions), a reference to a Tax Deduction has the same meaning given to that term in clause 11.1 (Definitions).

13	Other Indemnities

13.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between:

(A)	the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and

(B)	the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

(a)	Each Obligor shall, within six Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(i)	the occurrence of any Event of Default;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(iii)	funding, or making arrangements to fund a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or

(iv)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)	Each Obligor shall promptly indemnify the Lender, each Affiliate of the Lender and each officer or employee of the Lender or its Affiliate, against any cost, loss or liability incurred by the Lender or its Affiliate (or officer or employee of the Lender or Affiliate) in connection with or arising out of the use of proceeds under the Facility or Transaction Security being taken over the Security Assets (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the use of proceeds under the Facility), unless such loss or liability is caused by the gross negligence or wilful misconduct of the Lender or its Affiliate (or employee or officer of the Lender or Affiliate). Any Affiliate or any officer or employee of the Lender or its Affiliate may rely on this clause 13.2 (Other indemnities) subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	Each Obligor shall promptly indemnify the Lender against:

(i)	any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(A)	investigating any event which it reasonably believes is a Default;

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(C)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(ii)	any cost, loss or liability incurred by the Lender (otherwise than by reason of the Lender’s gross negligence or wilful misconduct) in acting as Lender under the Finance Documents.

(d)	Each Obligor shall promptly indemnify the Lender and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under clause 15 (Costs and Expenses);

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Lender, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Assets (otherwise, in each case, than by reason of the relevant Lender’s, Receiver’s or Delegate’s fraud, gross negligence or wilful misconduct).

(e)	Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this clause 13.2 (Other indemnities) will not be prejudiced by any release in accordance with the terms of this Agreement.

14	Mitigation by the Lender

14.1	Mitigation

(a)	The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 11 (Tax Gross up and Indemnities) or clause 12 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 14.1(a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2	Limitation of liability

(a)	The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under clause 14.1 (Mitigation).

(b)	The Lender is not obliged to take any steps under clause 14.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be materially prejudicial to it.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

15	Costs and Expenses

15.1	Transaction expenses

The Borrower shall, within six Business Days of demand, pay the Lender the amount of all documented costs and expenses (including legal fees) reasonably incurred by it (and by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, registration and perfection of:

(a)	the Transaction Security, this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

15.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to clause 25.6(a) (Change of currency),

the Borrower shall, within six Business Days of demand, reimburse the Lender for the amount of all documented costs and expenses (including legal fees) reasonably incurred by the Lender (and by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement costs

The Borrower shall, within six Business Days of demand, pay to each Secured Party the amount of all documented costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

15.4	Double counting

For the avoidance of doubt there shall be no double counting between any of the indemnity and/or costs provisions of this Agreement on the one hand and the provisions of any other Finance Document on the other. Accordingly, if a payment is received by way of indemnity or reimbursement of costs by the Lender under any of the Finance Documents which, but for this provision, would also be due under this Agreement, the person making the payment (the payer) shall be relieved, pro tanto, from any obligation to pay a corresponding amount under this Agreement provided that any settlement or discharge between the Lender on the one hand and the payer on the other shall be conditional upon no security or payment (whether by set-off or otherwise) to the Lender in relation to this Agreement or any other Finance Document being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Lender shall be entitled to recover the value or amount of such security or payment from the payer subsequently as if such settlement or discharge had not occurred.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 6

Guarantee

16	Guarantee and indemnity

16.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender punctual performance by the Borrower of all its obligations under the Finance Documents;

(b)	undertakes with the Lender that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 16 (Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise, without limitation, then the liability of the Guarantor under this clause 16 (Guarantee and indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

16.4	Waiver of defences

The obligations of the Guarantor under this clause 16 (Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this clause 16 (Guarantee and indemnity), would reduce, release or prejudice any of its obligations under this clause 16 (Guarantee and indemnity) (without limitation and whether or not known to it or the Lender) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of the Borrower;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

16.5	Immediate recourse

The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this clause 16 (Guarantee and indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

16.6	Appropriations

Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this clause 16 (Guarantee and indemnity).

16.7	Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, the Guarantor will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 16 (Guarantee and indemnity):

(a)	to be indemnified by the Borrower;

(b)	to claim any contribution from any other guarantor of or provider of security for the Borrower’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)	to bring legal or other proceedings for an order requiring the Borrower to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under clause 16.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against the Borrower; and/or

(f)	to claim or prove as a creditor of the Borrower in competition with the Lender.

If the Guarantor shall receive any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Lender for application in accordance with clause 25 (Payment Mechanics). This only applies until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

16.8	Release

Subject to clauses 16.3 (Reinstatement) and 16.9 (Avoidance of payments), upon irrevocable and unconditional payment of all amounts payable by the Borrower under or in connection with the Finance Documents, the Lender shall, at the request and at the cost (if any) of the Borrower, execute any documents or take any action which may be reasonably necessary to release the Guarantor from its obligations under this clause 16 (Guarantee and indemnity).

16.9	Avoidance of payments

If the Lender reasonably determines that there exists a reasonable possibility of the avoidance or invalidation of any payment or repayment of any obligations of an Obligor under the Finance Documents:

(a)	the Lender shall be entitled not to release the Guarantor from any of its obligations under this clause 16 (Guarantee and indemnity); and

(b)	if so required by the Lender (acting reasonably) each Obligor shall promptly provide the Lender with any evidence (including, if required by the Lender, a solvency report from the auditors of any Obligor in form and substance reasonably satisfactory to the Lender) requested by the Lender in order that it may determine whether or not at such time there exists such a possibility.

16.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

16.11	Default interest

No interest of the type referred to at clause 8.3 (Default interest) shall accrue on any amount unpaid by the Guarantor under clause 16.1 (Guarantee and indemnity) in addition to that accrued and accruing on the guaranteed amount.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 7

Representations, Undertakings and Events of Default

17	Representations

Each Obligor makes the representations and warranties set out in this clause 17 to the Lender on the date of this Agreement.

17.1	Status

(a)	It is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

17.2	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it in each Transaction Document are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of (a) above), each Transaction Security Document creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

17.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

17.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents and the transactions contemplated by those Transaction Documents.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

17.5	Validity and admissibility in evidence

(a)	All Authorisations and any other acts, conditions or things required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents; and

(ii)	to make the Transaction Documents admissible in evidence in its Relevant Jurisdictions,

have been obtained, effected, done, fulfilled or performed and are in full force and effect.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of the Obligors have been obtained or effected and are in full force and effect.

17.6	Registration requirements

Except for registration of particulars of the Transaction Security Documents at the Accounting and Corporate Regulatory Authority in Singapore under Section 131 of the Companies Act 1967 of Singapore, it is not necessary to file, register or record any Transaction Document in any public place or elsewhere.

17.7	Governing law and enforcement

(a)	The choice of the law stated to be the governing law of each Transaction Document will, subject to the Legal Reservations, be recognised and enforced in its Relevant Jurisdictions.

(b)	Any judgment obtained in relation to a Transaction Document in the jurisdiction of the stated governing law of that Transaction Document will, subject to the Legal Reservations, be recognised and enforced in its Relevant Jurisdictions.

17.8	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in clause 22.8 (Insolvency proceedings); or

(b)	creditors’ process described in clause 22.9 (Creditors’ process),

has been taken or, to the knowledge of either Obligor, threatened and none of the circumstances described in clause 22.7 (Insolvency) applies to any member of the Group.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

17.9	Deduction of Tax

It is not required to make any Tax Deduction (as defined in clause 11.1 (Definitions)) from any payment it may make under any Finance Document to the Lender.

17.10	No filing or stamp taxes

Except for registration fees associated with the registration of the Transaction Security Documents in accordance with clause 17.6 (Registration requirements), it is not necessary under the laws of its Relevant Jurisdictions that the Transaction Documents be filed, recorded or enrolled with any court or other authority in those jurisdictions or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents.

17.11	No default

(a)	No Event of Default and, on the date of this Agreement, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

17.12	No misleading information

(a)	Any factual information provided by it to the Lender under or in connection with the Finance Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and all written information supplied by it to the Lender under or in connection with the Finance Documents is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

(b)	Nothing material has occurred or been omitted from any information provided by it to the Lender under or in connection with the Finance Documents and no information has been given by it or withheld under or in connection with the Finance Documents that results in the information provided being untrue or misleading in any material respect.

17.13	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year.

(c)	The budgets and forecasts supplied under or in connection with this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(d)	There has been no material adverse change in the Borrower’s business or financial condition (or, in the case of the Guarantor, the business or consolidated financial condition of the Group) since the date of the most recent financial statements delivered pursuant to clause 18.1 (Financial statements).

17.14	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.15	No proceedings

(a)	No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b)	No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries.

17.16	No breach of laws

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

17.17	Environmental laws

(a)	Each Obligor is in compliance with clause 21.13 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any Obligor where that claim has or is reasonably likely, if determined against that Obligor, to have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

17.18	Taxation

(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax in a manner or to an extent which might have a Material Adverse Effect.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.

(c)	It is resident for Tax purposes only in the jurisdiction of its incorporation.

17.19	Anti-Corruption Laws

(a)	Each member of the Group (and to each Obligor’s knowledge and belief, each Buyer or Pool Participant) has conducted its businesses in compliance with Anti-Corruption Laws and has instituted and maintains as at the date of this Agreement policies and procedures designed to promote and achieve compliance with such laws.

(b)	No member of the Group (nor to each Obligor’s knowledge and belief, any Buyer or Pool Participant or, in each case, any of their Affiliates or any agent, director, employee or officer of any member of the Group) has made or received, or directed or authorised any other person to make or receive, any offer, payment or promise to pay, of any money, gift or other thing of value, directly or indirectly, to or for the use or benefit of any person, where this violates or would violate, or creates or would create liability for it or any other person under, any Anti-Corruption Laws.

(c)	No member of the Group (nor to each Obligor’s knowledge and belief, any Buyer or Pool Participant or, in each case, any of their Affiliates or any agent, director, employee or officer of any member of the Group) is being investigated by any agency, or party to any proceedings, in each case in relation to any Anti-Corruption Laws.

17.20	Money Laundering Laws

The operations of each member of the Group (and to each Obligor’s knowledge and belief, any Buyer or Pool Participant) are and have been conducted at all times in compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Group or any Buyer or Pool Participant with respect to the Money Laundering Laws is pending or, to the best knowledge of each Obligor, threatened.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

17.21	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over:

(i)	all or any of the Security Assets or any of the Borrower’s other assets in connection with the Pool (including any Contract and any Pool Agreement); or

(ii)	all or any of the other present or future assets of the Borrower securing indebtedness entered into by the Borrower for the purpose of financing its working capital purposes in the normal course of its business operations, other than as permitted by this Agreement.

(b)	No Security or Quasi-Security exists over all or any of the present or future assets of the Guarantor in breach of clause 20 (Financial Covenants).

(c)	The Borrower has no Financial Indebtedness outstanding entered into by it for the purpose of financing its working capital purposes in the normal course of its business operations, including in connection with the Pools, other than as permitted by this Agreement.

(d)	The Guarantor has no Financial Indebtedness outstanding in breach of clause 20 (Financial Covenants).

17.22	Ranking

The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

17.23	Good title to assets

It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

17.24	Legal and beneficial ownership

The Borrower is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from any claims, third party rights or competing interests other than Security permitted under clauses 21.3(c) or (d) (Negative pledge).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

17.25	Sanctions

(a)	Neither Obligor nor to each Obligor’s knowledge (i) any Affiliates, directors, officers, employees or agents of either, nor (ii) with respect to clause 17.25(a)(i) below any Buyer or Pool Participant:

(i)	is a Restricted Party or is engaging in or has engaged in any transaction or conduct that could be reasonably expected to result in it becoming a Restricted Party;

(ii)	is or ever has been subject to any proceeding, formal notice or, to its knowledge, investigation with respect to a breach of Sanctions;

(iii)	is engaging or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions; or

(iv)	has engaged or is engaging, directly or indirectly, in any trade, business or other activities with, involving, or for the benefit of any Restricted Party in breach of any Sanctions;

(b)	no Vessel is the subject of Sanctions or engaged in any activity in breach of any Sanctions or is trading to or from any Sanctioned Country where to do so would be prohibited by Sanctions;

(c)	no Utilisation will be or (as the case may be) has been made available, directly or indirectly, to or for the benefit of a Restricted Party in breach of any Sanctions or otherwise will be or (as the case may be) has been, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

17.26	Eligible Receivables and Collection Accounts

(a)	The Borrower is not aware that an Insolvency Event has occurred in relation to it or any Eligible Buyer;

(b)	each Reported Eligible Receivable is an Eligible Receivable;

(c)	in respect of any Reported Eligible Receivable, the Borrower is not aware of any reason that the Eligible Buyer will not pay, for any reason (such as a dispute between the Borrower and the Eligible Buyer, whether or not connected with the relevant Reported Eligible Receivable) on or before the Cut-Off Date, an amount at least equal to the Borrowing Base Amount of Receivable relating to that Reported Eligible Receivable;

(d)	all the information that the Borrower has provided to the Lender relevant to any Reported Eligible Receivable (whether in the relevant Borrowing Base Report or any document provided in connection with that Borrowing Base Report or otherwise) is and remains true and complete in all material respects, and no information was absent that results in the information provided being untrue or misleading in any material respect;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(e)	neither the Reported Eligible Receivable, nor the underlying transaction to which the Reported Eligible Receivable relates, will have been derived from or related to any activity of the Borrower, or to the Borrower’s knowledge, of any Buyer, that is restricted under Money Laundering Laws;

(f)	no Pool Participant has any right or title to any Reported Eligible Receivable or any Collection Account and the Borrower has the sole legal and beneficial rights and title to each Reported Eligible Receivable and each Collection Account and can validly enter into, exercise its rights and comply with its obligations under the Transaction Documents and grant and perfect the Transaction Security envisaged under the Finance Documents without requiring the consent of any Pool Participant or any Eligible Buyer (including for the purposes of granting the Security over the Collection Accounts created pursuant to the Debenture and assigning by way of security all rights in and title to any Reported Eligible Receivable or under any Contract, Pool Agreement or invoice to the Lender and/or enforcing all rights in the Collection Accounts and all rights under any Contract, Pool Agreement, invoice or Reported Eligible Receivable against the relevant Eligible Buyer or, as the case may be, Pool Participant and/or disclosing any information in relation to any Reported Eligible Receivable, any Contract or any Pool Agreement to the Lender); and

(g)	no fraud has been committed in respect of any Reported Eligible Receivable or Transaction Document relevant to any Reported Eligible Receivable, by the Borrower or, to the Borrower’s knowledge, an Eligible Buyer or a Pool Participant.

17.27	No adverse consequences

(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable the Lender to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that the Lender should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)	The Lender is not or will not be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

17.28	Insurances

(a)	Each Obligor maintains:

(i)	insurances on and in relation to its business and assets with reputable independent underwriters or insurance companies and to the extent usually insured against by prudent companies or as otherwise consistent with good industry practice; and

(ii)	insurances required by applicable law or pursuant to any Contract or Pool Agreement.

(b)	So far as it is aware, no event or circumstance has occurred and there has been no failure to disclose a fact which would entitle any insurer to materially reduce or avoid its liability under any such insurances.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	Each Obligor is in compliance with its obligations under each contract of insurance in all material respects.

(d)	All insurance premiums which are due and payable pursuant to all and any insurances that it maintains have been paid in full and, so far as it is aware, there are no circumstances which would be reasonably likely to lead to any such insurances being revoked, vitiated or not renewed in the ordinary course.

17.29	Contracts

(a)	The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Contract which gives rise to any Reported Eligible Receivable and the transactions contemplated by those Contracts, and possesses all technical and financial means required by the Borrower for the performance of the transactions contemplated by those Contracts.

(b)	Each Contract which gives rise to any Reported Eligible Receivable is in full force and effect and any condition precedent to its coming into force was satisfied by the date on which such condition precedent was due to be satisfied under the terms of that Contract and the payment obligations of the Eligible Buyer under that Contract are legal, valid, binding and enforceable obligations and do not and will not conflict with any applicable law or regulation.

(c)	Each Contract which gives rise to any Reported Eligible Receivable is an Eligible Contract.

(d)	No party to a Contract which gives rise to any Reported Eligible Receivable is in breach of any payment, delivery or other material obligation thereunder or has repudiated or done or caused to be done any act or thing evidencing an intention to repudiate that Contract.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(e)	The Borrower has not received or given any notification (written or otherwise) of a failure or inability by any party to a Contract which gives rise to any Reported Eligible Receivable to comply with its obligations thereunder.

(f)	To the Borrower’s knowledge and belief, no event or circumstance has occurred that gives rise or might reasonably be expected to give rise to a right to terminate early, suspend performance under, repudiate or cancel any Contract which gives rise to any Reported Eligible Receivable.

(g)	There are no claims, liabilities or obligations in existence between the Borrower and a counterparty relating to any Contract which gives rise to any Reported Eligible Receivable or any other person that are or might reasonably be expected to be materially detrimental to the rights of any Secured Party under that Contract or the Finance Documents.

(h)	The Borrower has entered into each Contract which gives rise to any Reported Eligible Receivable on arm’s length terms.

(i)	The Borrower may disclose to the Lender, its Affiliates and each of their professional advisors all information relating to any Contract without the consent or approval of any other person other than any consent or approval which has been obtained for such purposes.

17.30	Pool Agreements

(a)	The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Pool Agreement and the transactions contemplated by those Pool Agreements, and possesses all technical and financial means required by the Borrower for the performance of the transactions contemplated by those Pool Agreements.

(b)	Each Pool Agreement is in full force and effect and any condition precedent to its coming into force was satisfied or, subject to the Lender’s prior consent, waived by the date on which such condition precedent was due to be satisfied under the terms of that Pool Agreement and the payment obligations under that Pool Agreement are legal, valid, binding and enforceable obligations and do not and will not conflict with any applicable law or regulation.

(c)	No party to a Pool Agreement is in breach of any payment, delivery or other material obligation thereunder or has repudiated or done or caused to be done any act or thing evidencing an intention to repudiate that Pool Agreement.

(d)	The Borrower has not received or given any notification (written or otherwise) of a failure or inability by any party to a Pool Agreement to comply with any of its material obligations thereunder.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(e)	To the Borrower’s knowledge and belief, no event or circumstance has occurred that gives rise or might reasonably be expected to give rise to a right to terminate early, suspend performance under, repudiate or cancel any Pool Agreement.

(f)	There are no claims, liabilities or obligations in existence between the Borrower and a counterparty relating to any Pool Agreement or any other person that are or might reasonably be expected to be materially detrimental to the rights of any Secured Party under that Pool Agreement or the Finance Documents.

(g)	The Borrower has entered into each Pool Agreement on arm’s length terms.

(h)	The Borrower may disclose to the Lender, its Affiliates and each of their professional advisors all information relating to any Pool Agreement without the consent or approval of any other person other than any consent or approval which has been obtained for such purposes.

17.31	Borrowing Base Report and Borrowing Base Certificate

(a)	All factual information included in each Borrowing Base Report and each Borrowing Base Certificate delivered pursuant to clause 19 (Borrowing Base) is accurate and complete in all material respects and nothing has occurred and the Borrower is not aware of any omissions which would make any information untrue or misleading in any material respect.

(b)	Each Borrowing Base Report and each Borrowing Base Certificate delivered pursuant to clause 19 (Borrowing Base) has been provided following careful consideration and has been prepared in good faith and with due care on the basis of most recent information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

17.32	Material Adverse Effect

No event or circumstance has occurred in respect of any Obligor which has or is reasonably likely to have a Material Adverse Effect.

17.33	Collection Accounts

Each Pool Bank Account (as defined in each relevant Pool Agreement) is a Collection Account.

17.34	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request, the first day of each Interest Period and on the date of delivery of any Borrowing Base Certificate.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18	Information Undertakings

The undertakings in this clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Facility Amount is in force.

18.1	Financial statements

Each Obligor shall supply to the Lender:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, in respect of the Guarantor, its audited consolidated financial statements for that financial year, and, in respect of the Borrower, its audited financial statements for that financial year; and

(b)	as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, in respect of the Guarantor, its unaudited consolidated financial statements for that financial half year, and, in respect of the Borrower, its unaudited financial statements for that financial half year; and

(c)	as soon as the same become available, but in any event within 90 days after the end of each half of each of the financial years of the Borrower, the unaudited financial statements of each of the accounts of each Pool.

18.2	Compliance Certificate

(a)	The Guarantor shall supply to the Lender, with each set of financial statements delivered pursuant to clauses 18.1(a) or 18.1(b) (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 20 (Financial Covenants) as at the date at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by any one director or authorised signatory of the Guarantor.

18.3	Requirements as to financial statements

(a)	Each Obligor shall procure that each set of financial statements delivered by an Obligor pursuant to clause 18.1 (Financial statements) gives a true and fair view (in the case of any such financial statements which are audited) or fairly represents (in the case of any such financial statements which are unaudited) its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to clause 18.1 (Financial statements) is prepared using GAAP.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18.4	Anti-corruption information

Unless such disclosure would constitute a breach of any applicable law or regulation, each Obligor shall supply to the Lender:

(a)	promptly upon becoming aware of them, the details of any actual or potential violation by, or creation of liability for, any member of the Group or any Buyer or Pool Participant or any of their Affiliates, or any agent, director, employee or officer of any member of the Group (or any counterparty of any such person in relation to any transaction contemplated by a Transaction Document) of or in relation to any Anti-Corruption Laws, or of any investigation or proceedings relating to the same;

(b)	copies of any correspondence delivered to, or received from, any regulatory authorities in relation to any matter referred to in (a) above at the same time as they are dispatched or promptly upon receipt (as the case may be); and

(c)	promptly upon request by the Lender, such further information relating to any matter referred to in (a) and (b) above as the Lender may reasonably require.

18.5	Information: miscellaneous

(a)	Each Obligor shall supply to the Lender:

(i)	all documents dispatched by that Obligor to its creditors generally at the same time as they are dispatched;

(ii)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor, and which , if adversely determined, are reasonably likely to have a Material Adverse Effect;

(iii)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor and which is reasonably likely to have a Material Adverse Effect;

(iv)	promptly upon becoming aware of any change of ownership or control in respect of the Borrower;

(v)	as soon as reasonably practicable but no later than seven Business Days following a request by the Lender, such further information regarding the financial condition, business and operations of any Obligor as the Lender may reasonably request, except to the extent that disclosure of such information will breach any law, regulation stock exchange requirement or listing rule;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(vi)	any copies of documents held by any Obligor reasonably requested by the Lender in relation to any Finance Document, promptly and no later than three Business Days following the date of a request from the Lender; and

(vii)	any original document held by any Obligor reasonably requested by the Lender in relation to any Finance Document, promptly and no later than 15 Business Days following the date of a request from the Lender.

(b)	The Borrower shall supply to the Lender:

(i)	immediately upon becoming aware of the same, details of any material breach by any party of its obligations or any default under any Contract or Pool Agreement, or of any material claim the principal amount of which exceeds US$750,000 (or its equivalent in another currency or currencies) made (or threatened), force majeure event, termination event or notice of any force majeure event, termination event or any material claim the principal amount of which exceeds US$750,000 (or its equivalent in another currency or currencies) under any Contract or Pool Agreement and of any progress or resolution in relation to such breach, claim, default, force majeure event, termination event or claim;

(ii)	as soon as reasonably practicable but no later than seven Business Days following a request by the Lender, such invoices, inspection reports and any other document or evidence in relation to the Borrowing Base as the Lender may reasonably request;

(iii)	as soon as reasonably practicable but no later than seven Business Days following a request by the Lender, if reasonably requested by the Lender, a copy of any Contract or Pool Agreement entered into by the Borrower (or any amendment to it);

(iv)	promptly, such information as the Lender may reasonably require about the Security Assets and compliance of the Borrower with the terms of any Transaction Security Documents; and

(v)	at the request of the Lender, such information and/or documents for the calculation of the Loan to Value.

18.6	Borrowing Base Requirements

The Borrower shall deliver to the Lender a Borrowing Base Certificate and Borrowing Base Report in accordance with clause 19 (Borrowing Base).

18.7	Year-end

Each Obligor shall procure that the end of each annual accounting period of each Obligor falls on 31 December.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18.8	Notification of default

(a)	Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless it is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by any one director or authorised signatory certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.9	Direct electronic delivery by Borrower

Each Obligor may satisfy its obligation under this Agreement to deliver any information in relation to the Lender by delivering that information directly to the Lender in accordance with clause 27.5 (Electronic communication) to the extent the Lender agrees to this method of delivery and subject to provisions of clause 27.6 (Additional rules for communications).

18.10	“Know your customer” checks

In order to comply with any “know your customer” internal compliance requirements or if:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor or the BW Group or member of the Sohmen Family Trust (provided that, in respect of the Guarantor’s shareholders (other than the BW Group) only, only a change resulting in a shareholder holding more than 10% of the Guarantor’s share capital but only to the extent that the change in composition results in a shareholder who did not at the date of this Agreement have a shareholding of 10% or more in the Guarantor); or

(c)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement to a party that is not the Lender prior to such assignment or transfer,

obliges the Lender (or, in the case of 18.10(c) above, any prospective new lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Obligors shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender or the Lender (for itself or, in the case of the event described in 18.10(c) above, on behalf of any prospective new lender) in order for the Lender or, in the case of the event described in 18.10(c) above, any prospective new lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

19	Borrowing Base

19.1	Definitions

For the purposes of this clause 19:

Advance Rate means in relation to any Eligible Receivables, the percentage of the Face Value specified in clause 19.2 (Calculation of the Borrowing Base)

Assessment Date means:

(a)	in respect of any Freight in Transit Receivable, the date on which the freight voyage relating to such Freight in Transit Receivable has first commenced;

(b)	in respect of any Freight Receivable, the date on which the invoice for the Face Value of that Freight Receivable has been issued to the relevant Eligible Buyer; and

(c)	in respect of any Demurrage Receivable, the date on which the relevant voyage is completed provided that the invoice for the Face Value of that Demurrage Receivable has been issued to the relevant Eligible Buyer

Borrowing Base has the meaning given to that term in clause 19.2 (Calculation of the Borrowing Base)

Borrowing Base Calculation Date means:

(a)	the 5th, 12th, 19th, and 26th of each month (or if this is not a Business Day, the immediately following Business Day);

(b)	each Business Day during a BB Shortfall Remedy Period; and

(c)	each Business Day during an LTV Shortfall Remedy Period

Borrowing Base Certificate means each certificate signed by one authorised signatory of the Borrower delivered under this Agreement duly completed and duly signed by the Borrower in the form set out in Schedule 6 (Form of Borrowing Base Certificate)

Borrowing Base Report means a report submitted to the Lender in accordance with this clause 19 containing details of the assets set out in the Borrowing Base Certificate, duly completed by the Borrower in the form set out in Schedule 7 (Form of Borrowing Base Report) and (unless otherwise agreed by the Lender) signed by one authorised signatory of the Borrower, which shall:

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(a)	list which Receivables (whether included in the Borrowing Base or not) constitute:

(i)	Freight Receivables (including the original invoice dates and discharge dates);

(ii)	Freight in Transit Receivables (including the voyage start dates); and

(iii)	Demurrage Receivables (including the relevant voyage completion dates and invoice dates), and in each case including the applicable Advance Rates as approved by the Lender for each category;

(b)	list, broken down as to amount and identity of counterparty and the amount of all Receivables in relation thereto, and incorporating an aging report for all Receivables and ensuring there is no set-off or double counting of Receivables; and

(c)	confirm such other business or financial information in relation to the Borrower or the operation of the Pool as the Lender shall reasonably require from time to time.

Buyer means each person who purchases transportation services from the Borrower under a Contract

Eligibility Criteria means, in relation to any Contract, that:

(a)	the counterparty to that contract is an Eligible Buyer;

(b)	is entered into by the Borrower as disponent owner;

(c)	relates to a Vessel;

(d)	it provides for all amounts payable under it to the Borrower to be:

(i)	paid directly to a Collection Account (and any amendment to such Collection Account being subject to the Lender’s prior written consent); and

(ii)	(other than in relation to any Demurrage Receivables arising under that Contract) made without any withholding, counterclaim, deduction or set-off whatsoever (save to the extent expressly permitted under the terms of that contract as specifically approved by the Lender);

(e)	such Contract is:

(i)	subject to valid, first ranking Transaction Security, free from any claims, rights of set off and counterclaim (other than rights of set off and counterclaim in relation to any Demurrage Receivables arising under that Contract), third party rights or competing interests and in respect of which all perfection requirements have been met;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	not subject to a known dispute or outstanding breach or other circumstance which might entitle the relevant Eligible Buyer to terminate or cancel that Contract and/or the Receivable payable under it;

(f)	such Contract is valid and enforceable;

(g)	such Contract is capable of being freely assigned and perfected without any further consent of the relevant counterparty under that Contract or any Pool Participant under any Pool Agreement or, where such consent is required, this has been or will be obtained and presented to the Lender prior to such Contract becoming subject to the Transaction Security;

(h)	the terms of such Contract and any Pool Agreement are freely disclosable to the Lender, its Affiliates and each of their professional advisors (or any required consent has been obtained for such purposes);

(i)	such Contract is expressed to be governed by English law, Singapore law, Hong Kong law, any US state law, any other common law jurisdiction or the law of another jurisdiction acceptable to the Lender;

(j)	such Contract provides for disputes to be submitted to arbitration in or to the courts of England, Singapore, Hong Kong, any US state, any other common law jurisdiction or another jurisdiction acceptable to the Lender; and

(k)	such Contract is on arm’s length terms and for full market value

Eligible Buyer means a Buyer which is identified on the Eligible Buyer List

Eligible Buyer List means each Buyer set out in Schedule 4 (Eligible Buyer List) (as may be amended unilaterally by the Lender from time to time with notice to the Borrower, subject to any sanctions, anti-money laundering, anti-bribery and corruption, credit and other internal compliance requirements of the Lender)

Eligible Contract means a Contract which satisfies the Eligibility Criteria

Eligible Receivable means any Receivable which:

(a)	is legally and beneficially owned in its entirety by the Borrower and is not subject to any Security or other encumbrance of any type (other than the Transaction Security);

(b)	is not owed by a member of the BW Group;

(c)	is governed by laws of England, Singapore, Hong Kong, any US state, any other common law jurisdiction or the law of another jurisdiction acceptable to the Lender;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(d)	is denominated in USD and owed to the Borrower under an Eligible Contract;

(e)	constitutes an unconditional, legal, valid, enforceable and binding obligation of the relevant Eligible Buyer to pay its Face Value by the relevant payment due date relating to that Receivable;

(f)	when aggregated with all other Reported Eligible Receivables owing to the Borrower by the relevant Eligible Buyer, does not exceed the Maximum Credit Limit applicable to such Eligible Buyer;

(g)	has an Assessment Date falling not earlier than (each such date, the Cut-Off Date):

(i)	in relation to a Freight in Transit Receivable, 45 days before the relevant Borrowing Base Calculation Date;

(ii)	in relation to a Freight Receivable, 25 days before the relevant Borrowing Base Calculation Date; and

(iii)	in relation to a Demurrage Receivable, 180 days before the relevant Borrowing Base Calculation Date;

(h)	has not been extended, rescheduled, reduced, restructured, refinanced, re-aged or has otherwise had its original Assessment Date amended;

(i)	has not been subject to any Dilution which exceeds the difference between the Face Value of that Receivable and the respective Borrowing Base Amount of Receivable and there has not arisen any set-off, counterclaim or deduction in respect of such Reported Eligible Receivable (other than a Demurrage Receivable);

(j)	is subject to valid, first ranking Transaction Security, free from any claims, rights of set off and counterclaim, third party rights or competing interests and in respect of which all perfection requirements have been met;

(k)	has not been sold or disposed of (or whose proceeds have not been sold or disposed of) by the Borrower;

(l)	in respect of:

(i)	any Demurrage Receivable or Freight Receivable, is evidenced by an invoice for the full Face Value of such Receivable, which invoice has been issued to the relevant Eligible Buyer on or before the date of the relevant Borrowing Base Report into which such Receivable has been included;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	Freight in Transit Receivable:

(A)	relates to a voyage which has begun prior to the date of the relevant Borrowing Base Report into which such Receivable has been included with all goods required to be delivered by the Borrower under the relevant Contract having been loaded on the relevant Vessel and the only obligations of the Borrower under that Contract remaining for such goods to be discharged in connection with such Freight in Transit Receivable such discharge being the completion of such voyage;

(B)	is, or with effect from the date of the relevant Borrowing Base Report into which such Receivable has been included, will be supported by a partially completed voyage as evidenced by a recap;

(C)	will, upon the commencement of the associated voyage, constitute an unconditional, legal, valid and binding obligation of the relevant Eligible Buyer to pay its Face Value by its payment due date relating to that Receivable following completion of the associated voyage; and

(D)	is valid and freely assignable (or any consent or condition to its assignment pursuant to the Transaction Security Documents, including any perfection of such assignment, has been obtained or satisfied on or before its inclusion into the Borrowing Base Report);

(m)	is not and does not represent (directly or indirectly) the property, interest in property, economic resource or similar of any person, including any Vessel, which is currently the subject or target of Sanctions or is in breach of any Sanctions; and

(n)	has not been derived from or related to any activity of the Borrower or, to the Borrower’s knowledge, of any Buyer, that is restricted under Money Laundering Laws.

Face Value means, in relation to a Receivable, the total amount shown or to be shown, as the case may be, on the invoice (or in the case of any Freight in Transit Receivable on the recap) that evidences or will evidence that Receivable as being the amount due from the relevant Buyer

Maximum Credit Limit means, in relation to an Eligible Buyer, the amount specified in respect of that Eligible Buyer or, on a consolidated basis, for a group of Eligible Buyers in Schedule 4 (Eligible Buyer List) as the “Maximum Credit Limit” in respect of that Eligible Buyer or, on a consolidated basis, that group of Eligible Buyers, or where no limit is specified in Schedule 4 (Eligible Buyer List) for any Eligible Buyer, the Maximum Credit Limit for that Eligible Buyer or, on a consolidated basis, for that group of Eligible Buyers shall be specified in Schedule 4 (Eligible Buyer List), in each case, as the same may be amended and/or replaced from time to time by the Lender (in its absolute discretion) in accordance with clause 19.5 (Maximum Credit Limit and Eligible Buyers)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Receivable means any present or future debt owed by a Buyer to the Borrower, pursuant to a Contract, evidenced or to be evidenced by an invoice or a recap, which debt shall include any obligation of that Buyer to pay default or other interest, to pay any other finance charges or to satisfy other liabilities under that Contract and which shall include any rights against such Buyer under the relevant Contract in connection with such debt and any services to which such debt relates to and all proceeds of such debt

19.2	Calculation of the Borrowing Base

The Borrowing Base shall be calculated as the aggregate (calculated in USD) of:

(a)	70 per cent. of the Face Value of Freight in Transit Receivables (being Eligible Receivables);

(b)	90 per cent. of the Face Value of Freight Receivables (being Eligible Receivables); and

(c)	50 per cent. of the Face Value of Demurrage Receivables (being Eligible Receivables),

(with each resulting amount calculated as outlined in clauses 19.2(a) to 19.2(c) above in relation to each Receivable, the Borrowing Base Amount of Receivable) (the Borrowing Base).

19.3	Borrowing Base Certificate and Borrowing Base Report

(a)	The Borrower shall supply to the Lender:

(i)	once every two weeks and no later than two Business Days after the relevant Borrowing Base Calculation Date and together with a Utilisation Request, a duly completed Borrowing Base Certificate which shall be based on the same data as the data on which is based the relevant Borrowing Base Report, together with all applicable Advance Rates; and

(ii)	on each Borrowing Base Calculation Date, a duly completed Borrowing Base Report which shall be based on data as of the relevant Borrowing Base Calculation Date,

each in form and substance satisfactory to the Lender.

(b)	Each Borrowing Base Certificate shall be certified by a duly authorised signatory of the Borrower or any other person acceptable to the Lender, certifying the information supplied in each Borrowing Base Certificate and Borrowing Base Report, as being true and accurate in all material respects.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	If in the opinion of the Lender a Borrowing Base Certificate is incorrect in any respect or the Lender requires additional information to review the Borrowing Base Certificate then the Lender may:

(i)	notify the Borrower;

(ii)	request supporting information in relation to any aspect of the Borrowing Base Certificate that it requires, following which the Borrower shall provide such supporting information promptly and in any event not later than two Business Days following delivery of such request or such longer period agreed between the Borrower and the Lender;

(iii)	request access to the records of the Borrower to verify any aspect of the Borrowing Base Certificate; and/or

(iv)	if the information and/or records provided pursuant to this clause do not provide sufficient information in order to satisfy the Lender that the calculations set out in the relevant Borrowing Base Certificate are correct or the Borrower has not corrected the Borrowing Base Certificate for any perceived inaccuracies, amend the calculation of the Borrowing Base, and, the calculation of the Borrowing Base as amended pursuant to clause 19.3(c)(iv) above shall take effect as the then applicable Borrowing Base.

(d)	If a Default has occurred and is continuing the Borrower shall provide a Borrowing Base Certificate and Borrowing Base Report on each date notified to it by the Lender.

19.4	Audit of the Borrowing Base

Until the Termination Date, the Borrower will during regular business hours as reasonably requested by the Lender permit the Lender and/or its respective agents or representatives (including independent accountants) to conduct an audit:

(a)	no more than once a calendar year on a date agreed by the Borrower (acting reasonably) at the Lender’s sole cost; or

(b)	at any time (and as often as the Lender considers necessary or desirable) following the occurrence of any event or circumstance which in the reasonable opinion of the Lender has or is reasonably likely to have a Material Adverse Effect, as soon as reasonably practicable after the request of the Lender; or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	at any time (and as often as the Lender considers necessary or desirable) following the occurrence of an Insolvency Event occurring in respect of any Obligor, as soon as reasonably practicable after the request of the Lender, of the Borrower’s accounting records, financial statements, correspondence and such other documents relating to the Borrower, any Eligible Buyer, any Pool Participant, Reported Eligible Receivable, Contract, Pool Agreement, Pool, Pool Participant and/or any Vessel, in each case, as the Lender may reasonably require except to the extent that disclosure of such information will breach any law, regulation stock exchange requirement or listing rule. Such audits shall include procedures to reasonably satisfy the Lender as to the accuracy of the information delivered from time to time by the Borrower to the Lender, the existence of the Reported Eligible Receivables, the Borrower’s compliance with the Transaction Documents, the compliance of such Reported Eligible Receivables with the representations, warranties and covenants provided in connection with such Reported Eligible Receivables and the applicable Eligible Buyer in the Transaction Documents and evidence as to their performance. For the purposes of such audits, the Borrower will permit the Lender and/or its respective agents (or representatives (including independent accountants) to:

(i)	examine and make copies of and abstracts from all books, records, documents (including, without limitation, computer tapes, disks and other forms of media storage) and collection systems in the possession or under its control relating to the Reported Eligible Receivables and the associated Contracts and invoices; and

(ii)	to visit its offices and properties for the purpose of examining such materials described above and to discuss matters relating to the Reported Eligible Receivables or its performance under this Agreement with any of its officers or employees having knowledge of such matters.

The properly incurred fees, costs and expenses of the Lender and its agents and representatives (except any fees, costs and expenses incurred pursuant to clause 19.4(a) which shall be borne by the Lender) as approved in advance by the Borrower (such approval not to be unreasonably withheld or delayed) including any independent public accountant in connection with such audits, examinations, reports and visits shall be borne by the Borrower and paid within 10 Business Days of written demand from the Lender and the Borrower shall effect such steps as such audits, examinations, reports or visits have reasonably concluded it should take.

19.5	Maximum Credit Limit and Eligible Buyers

The Lender may at any time, in its absolute discretion, amend and/or replace or remove any Eligible Buyer or otherwise amend any Maximum Credit Limit or Schedule 4 (Eligible Buyer List) and such amendment shall be effective from the date specified by the Lender as the effective date for such amendment (notwithstanding that the Borrower may only be notified of such amendment after its effective date).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

20	Financial Covenants

The Guarantor undertakes that this clause 20 will be complied with for so long as any amount is outstanding under the Finance Documents or the Facility Amount is in force.

20.1	Financial definitions

In this clause 20:

Adjusted Equity means the total equity presented in the Guarantor’s most recent consolidated financial statements provided to the Lender pursuant to clause 18.1 (Financial statements) by adjusting the vessels’ book values (being the aggregate of vessels, vessels under construction (to the extent paid for by any member of the Group) and periodic maintenance reserves) to their current market values

Cash means, at any time:

(a)	cash in hand legally and beneficially owned by a member of the Group; and

(b)	cash deposits legally and beneficially owned by a member of the Group and which are deposited with (i) the Lender or (iii) any other deposit taking institution having a rating of at least A from Standard & Poor’s Ratings Group or A3 from Moody’s Investors Service or A from Fitch Ratings (each, an Acceptable Bank), which in each case:

(i)	is free from any Security, other than pursuant to the Transaction Security Documents;

(ii)	is at the free and unrestricted disposal of the relevant member of the Group by which it is owned; and

in the case of cash in hand or cash deposits held by a member of the Group other than the Guarantor, is (in the opinion of the Lender, upon such documents and evidence as the Lender may reasonably require the Guarantor to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default, would become capable of being paid without restriction to the Guarantor within five Business Days of its request or demand therefore either by way of a dividend or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the Guarantor to that member of the Group

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Cash Equivalents means, at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank (as defined under Cash);

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America or any member state of the European Economic Area having a rating of at least AA from Standard & Poor’s Ratings Group or AA2 from Moody’s Investors Service or AA from Fitch Ratings, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognized trading market exists;

(ii)	issued by an issuer incorporated in the United States of America or any member state of the European Economic Area;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of at least A-1 or higher by Standard & Poor’s Ratings Group or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Ratings Group or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) can be turned into cash on not more than five days’ notice; or

(e)	any other debt security approved by the Lender,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than under the Transaction Security Documents)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Credit Lines means any available credit lines of each member of the Group with a remaining tenor of at least six months held with reputable international banks

Current Liabilities means, on any day, all liabilities of the Guarantor and its Subsidiaries on a consolidated basis which would, in accordance with GAAP consistently applied, be classified as current liabilities on that day

Liabilities means, on any day, an amount equal to the aggregate of the Current Liabilities and the Long Term Liabilities

Long Term Liabilities means, on any day, all liabilities of the Guarantor and its Subsidiaries on a consolidated basis which would, in accordance with GAAP consistently applied, be classified as long term liabilities on that day (excluding for these purposes “deferred taxes” (as such term is used in accordance with GAAP))

Minimum Liquidity means, on any day, the aggregate Cash and Cash Equivalents of each member of the Group and any available Credit Lines on a consolidated basis

20.2	Financial covenants

The Guarantor shall ensure that:

(a)	Adjusted Equity ratio: On a consolidated basis, the Adjusted Equity shall at all times be no less than 25% of the sum of the Liabilities and Adjusted Equity;

(b)	Minimum Adjusted Equity: On a consolidated basis, the Adjusted Equity on the last day of any fiscal half-year shall at all times be no less than USD350,000,000; and

(c)	Minimum Liquidity: On a consolidated basis, the Minimum Liquidity shall at all times be equal to or greater than USD60,000,000 of which USD30,000,000 may consist of Credit Lines.

20.3	Financial testing

The financial covenants set out in clause 20.2 (Financial covenants) shall be calculated in accordance with GAAP in force as at the date of this Agreement and tested as of 30 June and 31 December of each financial year of the Guarantor and by reference to each of the financial statements delivered in respect of the Guarantor pursuant to clause 18.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to clause 18.2 (Compliance Certificate).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

21	General Undertakings

The undertakings in this clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Facility Amount is in force.

21.1	Authorisations

(a)	If requested by the Lender, each Obligor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Lender of any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(A)	enable it to perform its obligations under the Transaction Documents to which it is a party;

(B)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party; and

(C)	carry on its business.

(b)	Each Obligor shall promptly make the registrations and comply with the other requirements specified in clause 17.6 (Registration requirements).

21.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Transaction Documents.

21.3	Negative pledge

In this clause 21.3, Quasi-Security means an arrangement or transaction described in (b) below.

(a)	The Borrower shall not create or permit to subsist any Security over any of its Security Assets or any of its other assets in connection with the Pools (including any Contract and any Pool Agreement).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	In respect of its Security Assets, the Borrower shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Clauses 21.3(a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security entered into pursuant to any Finance Document.

(d)	The Borrower shall not create or permit to subsist any Security or Quasi-Security over any of its assets securing indebtedness entered into by the Borrower for the purpose of financing its working capital purposes in the normal course of its business operations (including the Financial Indebtedness incurred pursuant to the Finance Documents) the aggregate principal amount of which exceeds USD500,000,000 (or its equivalent in another currency or currencies).

(e)	The Borrower shall give the Lender not less than five Business Days’ prior written notice of the creation or substance of any Security or Quasi-Security.

21.4	Disposals

Unless permitted by and made in accordance with the terms of this Agreement, the Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Security Asset or any of its other assets in connection with the Pools (including any Contract and any Pool Agreement).

21.5	Arm’s length basis

No Obligor shall enter into any transaction with any person except on arm’s length terms and for full market value.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

21.6	Loans or credit

(a)	The Borrower shall not be a creditor in respect of any Financial Indebtedness.

(b)	Clause 21.6(a) above does not apply to any Financial Indebtedness provided by the Borrower as creditor:

(i)	in its capacity as Pool Manager (as such term is defined in the Pool Agreements) to a Pool Participant under any Pool Agreement provided that such Financial Indebtedness is subject to Transaction Security;

(ii)	to a pool participant with whom the Borrower has entered into a pool agreement pursuant to which the pool participant agrees to enter vessels owned or chartered in by such pool participant into a pool of vessels which vessels are commercially employed or managed by the Borrower (other than a Pool Participant under any Pool Agreement which is covered by clause 21.6(b)(i) above), for the purpose of financing such pool participant’s working capital purposes in the normal course of its business operations; and

(iii)	to any of the Borrower’s Affiliates (other than a Pool Participant under any Pool Agreement which is covered by clause 21.6(b)(i) above) for the purpose of financing the normal course of such Affiliate’s business operations, provided that, in each case:

(A)	no Default has occurred or would result from providing such Financial Indebtedness; and

(B)	such Financial Indebtedness does not result in a breach of clause 3 (Purpose) or of any other provision of this Agreement.

21.7	No guarantees or indemnities

(a)	The Borrower, in its capacity as pool manager, shall not incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Without prejudice to clause 21.7(a) above, the Borrower, in any capacity (other than its capacity as pool manager which is covered under clause 21.7(a) above), shall not incur or allow to remain outstanding any guarantee in respect of any obligation of any person if a Default has occurred or would result from providing such guarantee.

21.8	Dividends and share redemption

On and at any time after the occurrence of a Default which is continuing (or if a Default may occur as a result therefrom), no Obligor shall:

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay or allow any Obligor to pay any management, advisory or other fee to or to the order of any of the shareholders of an Obligor; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

21.9	Financial Indebtedness

(a)	The Borrower shall not incur or allow to remain outstanding any Financial Indebtedness entered into by it for the purpose of financing its working capital purposes in the normal course of its business operations, including in connection with the Pools.

(b)	Clause 21.9(a) above does not apply to:

(i)	any Financial Indebtedness incurred pursuant to any Finance Documents; and

(ii)	any Financial Indebtedness incurred, provided that:

(A)	the aggregate principal amount of such Financial Indebtedness (including the Financial Indebtedness incurred pursuant to the Finance Documents) does not exceed USD500,000,000 (or its equivalent in another currency or currencies);

(B)	such Financial Indebtedness is not in connection with the Pool Agreements; and

(C)	no Default has occurred or would result from incurring such Financial Indebtedness.

(c)	The Borrower shall give the Lender not less than five Business Days’ prior written notice of the incurrence of any Financial Indebtedness.

(d)	Notwithstanding clause 21.9(b) above, the Borrower shall not procure any double-financing, and in particular it shall not request or accept any financing from any financial institution other than the Lender using the same invoices, bills, warehouse receipts and/or underlying documents which have been submitted to the Lender in relation to any Loan.

(e)	The Guarantor shall not incur or allow to remain outstanding any Financial Indebtedness in breach of clause 20 (Financial Covenants).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

21.10	Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction except a merger where the Borrower has demonstrated to the satisfaction of the Lender that:

(a)	the Borrower is and will be the surviving entity of that merger and the Borrower retains all of its business and assets;

(b)	such merger is on a solvent basis;

(c)	no Change of Control and no Default has occurred at the time of the merger or would reasonably be expected to result from such merger;

(d)	such merger would not reasonably be expected to have a Material Adverse Effect;

(e)	following such merger:

(i)	the Borrower remains liable for its obligations under the Finance Documents and the Lender has the same rights and remedies against (or in respect of) the Borrower under the Finance Documents; and

(ii)	the Security conferred or intended to be conferred on the Lender by or pursuant to the Transaction Security Documents continues to be effective;

(f)	the Lender has been given a 30 Business Days’ prior notice by the Borrower of such merger; and

(g)	the Borrower has provided to the Lender, promptly upon request and in any event before the completion of such merger, any Authorisation, documentation, opinion, assurance and other evidence which the Lender (acting reasonably) considers to be necessary or desirable in connection with such merger (and in particular in order for the Lender to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct).

21.11	Change of business

Each Obligor shall procure that no substantial change is made to the general nature of the business of an Obligor from that carried on at the date of this Agreement.

21.12	Acquisitions

The Borrower shall not, without the consent of the Lender:

(a)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	incorporate a company.

For avoidance of doubt, this clause 21.12 does not apply to the setting up of branches of the Borrower.

21.13	Environmental compliance

Each Obligor shall:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)	implement procedures as per industry standards to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.14	Environmental Claims

Each Obligor shall, promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any Environmental Claim against any Obligor which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Obligor,

where the claim, if determined against that Obligor, has or is reasonably likely to have a Material Adverse Effect.

21.15	Anti-Corruption Laws

(a)	The Borrower shall not (and shall ensure that no other member of the Group will) directly or indirectly use the proceeds of any Facility for any purpose which would breach any Anti-Corruption Laws.

(b)	Each Obligor shall (and shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with Anti-Corruption Laws;

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws; and

(iii)	take all reasonable and prudent steps to ensure that each of its Affiliates, agents, directors, employees and officers comply with such laws.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

21.16	Taxation

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under clause 18.1 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	Except as approved by the Lender (such consent not to be unreasonably withheld), no Obligor may change its residence for Tax purposes.

21.17	Insurance

Each Obligor shall maintain:

(a)	insurances on and in relation to its business and assets with reputable underwriters or insurance companies and to the extent usually insured against by prudent companies located in the same or a similar location and carrying on a similar business; and

(b)	insurances required by applicable law or pursuant to any Contract and Pool Agreement.

21.18	Contracts and Pool Agreements

(a)	The Borrower shall:

(i)	comply in all material respects with its obligations under each Contract and Pool Agreement in the manner and at the times required in that Contract or Pool Agreement (as relevant);

(ii)	use commercially reasonable efforts to procure that each Buyer duly complies in all material respects with its payment and other material obligations under that Contract in the manner and at the times required in that Contract (and in accordance with the directions of the Lender from time to time given pursuant to the terms of the Finance Documents); and

(iii)	use reasonable efforts to procure that each Pool Participant duly complies in all material respects with its payment and other material obligations under that Pool Agreement in the manner and at the times required in that Pool Agreement (and in accordance with the directions of the Lender from time to time given pursuant to the terms of the Finance Documents);

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(iv)	not take or omit to take any action that might result in:

(A)	any default on any of its payment, delivery and other material obligations under a Contract or Pool Agreement;

(B)	any right to terminate a Contract becoming exercisable by the Buyer;

(C)	any counterclaim or right of set off arising under a Contract other than any set-off under a Contract that occurs prior to an Event of Default that is continuing, and in the ordinary course of trading as part of the settlement of final invoices for deliveries made thereunder; or

(D)	any counterclaim or right of set off arising under a Pool Agreement other than any set-off under a Pool Agreement that occurs prior to an Event of Default that is continuing, and in the ordinary course of business.

(b)	Subject to any provision of the Transaction Documents to the contrary, the Borrower shall diligently pursue any remedies available to it in respect of any breach or claim arising in relation to each Contract and Pool Agreement.

(c)	The Borrower shall not permit, consent or otherwise agree to the transfer or assignment by any counterparty to a Contract or Pool Agreement of all or any of its obligations.

(d)	The Borrower shall ensure that each Contract and Pool Agreement does not contain any restrictions or prohibitions on assignment or other grant of Security over its rights under that Pool Agreement or any Contract, unless such restrictions or prohibitions have been expressly and irrevocably waived.

21.19	Amendments

(a)	Subject to clause 21.19(b) below, the Borrower shall not without the prior written consent of the Lender:

(i)	amend, vary, novate, supplement, supersede, waive, give notice to terminate or cancel or terminate or cancel any term of a Contract, Pool Agreement or any Reported Eligible Receivable;

(ii)	knowingly consent to any act or decision that would constitute a material breach of any Contract, Pool Agreement or any Reported Eligible Receivable or otherwise adversely affect any rights of the Lender thereunder or in relation thereto;

(iii)	make, or agree to the cancellation, suspension, rescission, repudiation or other termination of any Contract, Pool Agreement or any Reported Eligible Receivable; or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(iv)	seek relief from performance of its obligations under any Contract, Pool Agreement or any Reported Eligible Receivable, whether under any time limit for claims or any other provision, unless such relief would not reasonably be expected to have a Material Adverse Effect.

(b)	The Borrower may agree to any amendment, modification, waiver, variation, supplementation, supersession, novation, suspension, rescission, repudiation, cancellation or termination or other relief to:

(i)	the extent that that amendment, waiver, variation, supplementation, supersession, novation, suspension, rescission, repudiation, cancellation or termination or other relief would not reasonably be expected to have a Material Adverse Effect on the interests of the Lender;

(ii)	replace or extend the term of any Contract, Pool Agreement or any Reported Eligible Receivable on terms not materially less favourable to the Borrower; or

(iii)	the operational, technical or administrative provisions of any Contract or Pool Agreement or any Reported Eligible Receivable so long as, in relation to any Contract or any Reported Eligible Receivable, there is no change to the payment terms, bank account details, any pricing, valuation or expenses or any other provision or item referred to or listed in the definition of “Eligibility Criteria”, “Eligible Buyer”, “Eligible Contract” or “Eligible Receivables”,

provided that, in each case, the Borrower notifies the Lender of the amendment, modification, waiver, variation, supplementation, supersession, novation, suspension, rescission, repudiation, cancellation or termination or other relief as soon as reasonably practicable after it is agreed.

21.20	Collection Accounts

(a)	The Borrower shall have sole signing rights on each Collection Account.

(b)	The Borrower shall at all times:

(i)	ensure that each Collection Account is at all times subject to fully perfected Transaction Security; and

(ii)	ensure that the Collection Accounts remain free from any Security or Quasi-Security other than Transaction Security and any Security in favour of the relevant account bank under its general terms and conditions.

(c)	The Borrower shall issue irrevocable payment instructions to each counterparty to a Contract to pay all proceeds under each Contract to its relevant Collection Account.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(d)	The Borrower shall use its best efforts to ensure that each counterparty to a Contract complies with the irrevocable payment instructions referred to in clause 21.20(c) above.

(e)	The Borrower shall ensure that each Pool Bank Account (as defined in each relevant Pool Agreement) is a Collection Account.

(f)	(i) On and at any time after the occurrence of a Default which is continuing, the Borrower shall ensure that, or (ii) during any other time, the Borrower shall use its best efforts to ensure that, any proceeds and other amounts received by it under or in respect of any Eligible Receivable into any bank account other than a Collection Account are paid, not later than on the third Business Day following receipt, directly and solely into a Collection Account and, pending such payment, shall hold the same on trust for the Lender.

(g)	The Borrower irrevocably authorises the Lender to apply amounts credited to any Collection Account to meet the Borrower’s payment obligations under the Finance Documents and the Borrower may itself withdraw amounts from any Collection Account at any time to (i) pay amounts due and payable under the Finance Documents (in each case, in accordance with clause 25.1 (Payments to the Lender)), or (ii) to comply with its obligations under the Pool Agreements.

(h)	If:

(i)	a Default is continuing; or

(ii)	a BB Shortfall or an LTV Shortfall has occurred and has not been remedied or would occur as a result of that withdrawal,

the Borrower may not, without the prior written consent of the Lender, withdraw any amount from or allow any amount to be debited from a Collection Account except in accordance with (g)(i) above.

(i)	The Borrower may not, without the prior written consent of the Lender, withdraw any amount from or allow any amount to be debited from a Collection Account otherwise than in accordance with this clause 21.20.

21.21	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

21.22	Further assurance

(a)	Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify (and in such form as the Lender may reasonably require in favour of the Lender or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)	Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

21.23	Specific Undertakings

The Borrower shall:

(a)	implement administrative and operating procedures to retain and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Reported Eligible Receivables or in order to comply with applicable laws and regulations, and provide the Lender with access to or copies of such records and documentation promptly on reasonable request;

(b)	refrain from any action which might in any way materially prejudice or limit the Lender’s rights under or in respect of any Reported Eligible Receivable;

(c)	promptly provide the Lender with any information that the Lender reasonably requests in relation to any Reported Eligible Receivable or any Eligible Buyer;

(d)	promptly upon becoming aware, to notify the Lender if:

(i)	all or any part of any Reported Eligible Receivable is not likely to be paid in full;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	any of the Borrower’s representations about the Reported Eligible Receivable becomes untrue in any material respect; or

(iii)	any Reported Eligible Receivable is or becomes subject to any breach of Sanctions, or if there is any nexus or other connection to a Restricted Party or Sanctioned Country in breach of any Sanctions, or if the Borrower or any Buyer, or any director, officer or employee of the Borrower or any Buyer, is or becomes a Restricted Party which would in the case of a Buyer, result in the Borrower being in breach of Sanctions; and

(e)	not amend the instructions given to any Buyer in accordance with the Finance Documents or give any other instructions that are inconsistent with any terms of the Finance Documents.

21.24	Listing

The Guarantor shall at all times during the Availability Period (as such period may be extended from time to time in accordance with clause 2.2 (Extension)) maintain the listing of its shares on a stock exchange on which it is presently listed (or any other stock exchange acceptable to the Lender with its prior written consent) and shall not do or omit to do anything, which could result in the trading of its shares being suspended for any period (other than where such shares are moving to another stock exchange permitted in accordance with this clause).

21.25	Sanctions

Each Obligor shall comply (and shall procure that each other member of the Group shall comply) in all respects with all applicable Sanctions.

21.26	Loan to Value

(a)	The Borrower shall ensure that the Loan to Value does not, at any time, exceed 60 per cent.

(b)	The Lender may make a determination of the Loan to Value on each Loan to Value Determination Date based on the latest Borrowing Base Certificate provided by the Borrower.

21.27	Borrowing Base Shortfall

(a)	The Borrower shall ensure at all times that the Outstandings do not exceed the Borrowing Base.

(b)	The Borrower shall notify the Lender of any BB Shortfall promptly upon becoming aware of its occurrence (unless the Borrower is notified of the BB Shortfall by the Lender).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22	Events of Default

Each of the events or circumstances set out in clause 22 is an Event of Default (save for clause 22.23 (Acceleration)).

22.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by an administrative or technical error; and

(b)	payment is made within three Business Days of its due date.

22.2	Financial covenants and other obligations

(a)	Any requirement of clause 20 (Financial Covenants) is not satisfied save that no Event of Default shall be deemed to have occurred if any breach of a financial covenant as at its semi-annual test date has been remedied prior to the Compliance Certificate notifying of the relevant breach being provided to the Lender in accordance with clause 18.2 (Compliance Certificate).

(b)	The Borrower does not comply with any provision of any Transaction Security Document.

22.3	Borrowing Base

The Borrower does not comply with any provision of clause 18.6 (Borrowing Base Requirements), clause 19.1 (Definitions), clause 19.2 (Calculation of the Borrowing Base), clause 19.3 (Borrowing Base Certificate and Borrowing Base Report) or clause 21.20 (Collection Accounts).

22.4	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 22.1 (Non-payment), clause 22.2 (Financial covenants and other obligations), clause 22.3 (Borrowing Base), clause 22.19 (Borrowing Base Shortfall) or clause 22.20 (Loan to Value Shortfall)).

(a)	No Event of Default under clause 22.4(a) above will occur if the failure to comply is capable of remedy and is remedied within five Business Days of the earlier of:

(i)	the Lender giving notice to the relevant Obligor; and

(ii)	the relevant Obligor becoming aware of the failure to comply.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22.5	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.6	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this clause 22.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 22.6(a) to (d) is less than US$30,000,000 (or its equivalent in any other currency or currencies).

22.7	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22.8	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor other than a solvent liquidation or reorganisation of the Guarantor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(c)	the appointment of a liquidator (other than in respect of a solvent liquidation of the Guarantor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(d)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

This clause 22.8 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 15 days of commencement.

22.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor and is not discharged within 30 days.

22.10	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)	Any obligation or obligations of an Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective.

(d)	The ranking or priority of the security interest created by any Transaction Security Document is adversely affected.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22.11	Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

22.12	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

22.13	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any Obligor or its assets which have or are reasonably likely to have a Material Adverse Effect.

22.14	Expropriation

The authority or ability of any Obligor to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets or the shares in that Obligor (including without limitation the displacement of all or part of the management of any Obligor).

22.15	Contracts and Pool Agreements

(a)	Subject to the terms of this Agreement, any Contract or Pool Agreement is amended, varied or waived in a way that, in the opinion of the Lender, is reasonably likely to have a Material Adverse Effect.

(b)	Subject to the terms of this Agreement, an event or circumstance occurs that gives rise to, or might reasonably be expected to give rise to, the termination, frustration, repudiation, rescission or cancellation of any Contract or Pool Agreement, or to a right to effect or make such termination, repudiation, rescission or cancellation in a way that, in the opinion of the Lender, is reasonably likely to have a Material Adverse Effect.

22.16	Accounts

Unless with the prior written consent of the Lender, any Collection Account is closed or requested to be closed (other than in accordance with the terms of this Agreement).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22.17	Security

Any Transaction Security Document is not in full force and effect or does not create in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

22.18	Material adverse change

Any event or circumstance occurs which the Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect.

22.19	Borrowing Base Shortfall

(a)	On the first Business Day after a BB Shortfall Remedy Period the Lender determines that there is still a BB Shortfall and (a) the balance on any Collection Account is not positive, or (b) following a transfer from the Collection Account(s) to be applied in prepayment or repayment of the Loan referred to in clause 7.3(c) (Mandatory prepayment – Borrowing Base), the Shortfall is not remedied.

(b)	Without prejudice to clause 7.3 (Mandatory prepayment – Borrowing Base), the Borrower does not comply with its obligations under clause 21.27 (Borrowing Base Shortfall).

22.20	Loan to Value Shortfall

On the last day of an LTV Shortfall Remedy Period the Lender determines that there is still an LTV Shortfall and:

(a)	the balance on any Collection Account is not positive, or

(b)	following a transfer from the Collection Account(s) to be applied in prepayment or repayment of the Loan referred to in clause 7.4(b) (Mandatory prepayment – Loan to Value), the LTV Shortfall is not remedied.

22.21	Declared company

An Obligor is declared by the Minister for Finance of Singapore to be a company to which Part 9 of the Companies Act 1967 of Singapore applies.

22.22	Cross Acceleration

An acceleration notice (howsoever described) or any notice of demand for payment issued after acceleration (howsoever described) has occurred under the terms of such document has been issued under any document evidencing Financial Indebtedness (whether present or future, actual or contingent) of any Obligor in accordance with the requirements of that document.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22.23	Acceleration

On and at any time after the occurrence of an Event of Default the Lender may:

(a)	by notice to the Borrower:

(i)	cancel the Available Amount at which time such Available Amount shall immediately be cancelled and the Facility shall immediately cease to be available for immediate Utilisation;

(ii)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Lender; and/or

(b)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 8

Changes to Parties

23	Changes to the Parties

23.1	Assignments and transfers by the Lender

(a)	The Lender may at any time (whether in whole or in part):

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

under this Agreement and/or under any other Finance Document to any Affiliate or another branch of the Lender or any other bank or financial institution or a trust, fund, investor or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

(b)	The consent of the Obligors is required for a transfer or assignment by the Lender under the Finance Documents, unless the assignment or transfer is (i) to an Affiliate or another branch of the Lender or (ii) made at any time on or after the occurrence of a Default.

(c)	The consent of the Obligors to a transfer or assignment must not be unreasonably withheld or delayed. The Obligors will be deemed to have given their consent five Business Days after the Lender has requested it unless consent is expressly refused by an Obligor within that time.

(d)	Each Obligor shall promptly do all such acts or execute all such documents (including any agreements, notices or acknowledgements) as the Lender may reasonably specify (and in such form as the Lender may reasonably require) to facilitate transfer by the Lender of its rights and/or obligations under this Agreement, including by way of novation.

(e)	If the Lender assigns any of its rights, benefits and obligations hereunder all references in this Agreement to the Lender shall be construed as a reference to the Lender and its assignee or assignees to the extent of their respective interests.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

23.2	Security over Lender’s rights

In addition to the other rights provided to the Lender under this clause 23, the Lender may, without consulting with or obtaining consent from the Obligors, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

23.3	Assignments and transfers by Obligors

Each Obligor may not assign or otherwise transfer its rights, benefits or obligations or any of them hereunder.

23.4	Costs

Notwithstanding any other term of this Agreement, the Lender and/or its assignee(s) shall be responsible for any fees, costs and expenses (including legal fees) incurred by the Parties in connection with this clause 23.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 9

Application of Proceeds

24	Application of Proceeds

24.1	Order of application

Subject to clause 24.2 (Prospective liabilities), all amounts from time to time received or recovered by the Lender pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this clause 24, the Recoveries) shall be held by the Lender to apply them at any time as the Lender (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this clause 24), in the following order:

(a)	in payment of all costs and expenses incurred by the Lender in connection with any realisation or enforcement of the Transaction Security; and

(b)	in payment to the Lender in accordance with this Agreement.

24.2	Prospective liabilities

Following acceleration or enforcement of any of the Transaction Security the Lender may, in its discretion, hold any amount of the Recoveries in suspense or impersonal account(s) in the name of the Lender with such financial institution (including itself) and for so long as the Lender shall think fit (the interest being credited to the relevant account) for later application under clause 24.1 in respect of:

(a)	any sum to the Lender; and

(b)	any part of the Secured Obligations,

that the Lender reasonably considers, in each case, might become due or owing at any time in the future.

24.3	Investment of proceeds

Except as otherwise provided in any Transaction Security Document, the Lender may:

(a)	invest any Recoveries in its name or under its control in any investments which may be selected by the Lender; or

(b)	place any Recoveries on deposit in its name or under its control at any bank or institution (including itself) and on such terms as the Lender may agree,

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

pending the application from time to time of those moneys in the Lender’s discretion in accordance with the provisions of this clause 24.3.

24.4	Currency recoveries

(a)	The Lender may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of an Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

24.5	Permitted deductions

The Lender shall be entitled, in its discretion:

(a)	to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)	to pay all Taxes which may be assessed against it in respect of any of the assets subject to the Transaction Security, or as a consequence of performing its duties, or by virtue of its capacity as Lender under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

24.6	Delegation by the Lender

(a)	Each of the Lender, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Lender or that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)	No Lender or Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 10

Administration

25	Payment Mechanics

25.1	Payments to the Lender

(a)	On each date on which an Obligor is required to make a payment under a Finance Document that Obligor shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Lender, in each case, specifies.

(c)	Without prejudice to the obligations of the Obligors under the Finance Documents, the Lender may at any time apply any credit balance (whether or not it is then due) to which the Borrower is at any time beneficially entitled on any Collection Account in (or towards) satisfaction of any unpaid sum then due and payable by an Obligor to the Lender under the Finance Documents regardless of the place of payment, booking branch or currency of either obligation. If such balances are in different currencies, the Lender may convert either balance at its Spot Rate for the purpose of the set-off.

(d)	The Borrower irrevocably and unconditionally authorises the Lender to debit any Collection Account or any other bank account held in the Borrower’s name with the Lender; and/or instruct any Affiliate of the Lender (each a Deposit Bank) to debit any Collection Account or any other bank account held in the Borrower’s name with that Deposit Bank, for any amount due by the Borrower to the Lender under any Finance Document. Following receipt of such instructions (a copy of which the Lender shall provide to the Borrower), that Deposit Bank shall promptly debit the relevant account(s) for the amount instructed and pay such amount to the Lender (without any reference to or further authority from the Borrower or any other person and without any enquiry as to the justification for the instruction or the validity of the same); and the Lender shall apply such monies towards payment of any amount due to the Lender from the Borrower under the Finance Documents. Each Deposit Bank is authorised to disclose any information in relation to any such account(s) to the Lender at the Lender’s request.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

25.2	Partial payments

(a)	If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(ii)	secondly, in or towards payment of any principal due but unpaid under this Agreement; and

(iii)	thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Lender may vary the order set out in (a)(i) to (a)(iii) above.

(c)	Clauses 25.2(a) and 25.2(b) above will override any appropriation made by the Borrower.

25.3	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

25.4	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

25.5	Currency of account

(a)	Subject to clauses 25.5(b) and 25.5(c) below, USD is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

25.6	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

26	Set-Off

The Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27	Notices

27.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

27.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

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(b)	in the case of the Guarantor, that identified with its name below; and

(c)	in the case of the Lender, that identified with its name below,

or any substitute address or department or officer as the Party may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five Business Days’ notice.

27.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under clause 27.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below (or any substitute department or officer as the Lender shall specify for this purpose).

(c)	Any communication or document which becomes effective, in accordance with (a) to (b) above, after 5:00pm in the place of receipt shall be deemed only to become effective on the following day.

27.4	Notification of address

Promptly upon changing its address, the Lender shall notify the Obligors.

27.5	Electronic communication

Subject to the provisions of clause 27.6 (Additional rules for communications):

(a)	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice;

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(b)	Any such electronic communication or delivery as specified in (a) above to be made between an Obligor and the Lender may only be made in that way to the extent that the relevant Obligor and the Lender agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery;

(c)	Any such electronic communication or document as specified in (a) above made between or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose;

(d)	Any electronic communication or document which becomes effective, in accordance with (c) above, after 5:00pm in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day; and

(e)	Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this clause 27.6.

27.6	Additional rules for communications

(a)	For the purposes of this clause 27.6:

Confirmer has the meaning given to that term in clause 27.6(d).

Communication is any communication, instruction, or request from an Obligor or appearing to be from or on behalf of an Obligor to the Lender that appears on its face to be sent by or on behalf of any person in the Obligor, regardless of the means of transmission, including but not limited to, electronic and digital transmission.

Electronic Signature is created on a Signature Platform and is the digital representation of a signature or other digital mark adopted as a digital signature that evidences the signer’s intent to be bound by the terms of the document subject to the digital signature.

Instructor is each person listed in Part A of Schedule 8 (Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd. (registration number 201412492D)), each person listed in any board resolution, mandate, power of attorney, or other document provided by the Borrower from time to time purporting to evidence Borrower authority, and each person that appears to have sent a Communication.

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Signature Platform is a technology or online service such as DocuSign (or any other digital signature service or platform acceptable to the Bank in its sole discretion) which allows for the creation of an Electronic Signature and transmission of other communications.

Secured Instruction is a Communication that is made via SWIFT or any other secured electronic platforms offered by the Lender or a third party that the Lender recognises, in its sole discretion, as providing a Secured Instruction.

(b)	In relation to this and any other agreement between the Lender (including its Affiliates and branches) and the Borrower, the Lender is authorised to rely upon and act without further inquiry upon any Communication from any Instructor regardless of any error or fraud in the Communication. The Borrower hereby irrevocably and unconditionally agrees to indemnify the Lender in full on demand against any cost, loss, or liability of any nature (whether direct or indirect, actual or contingent) suffered by the Lender as a result of the Borrower’s reliance on and/or acting on any Communication, or as a result of any error in transmission or quality of any Communication.

(c)	A Communication may be transmitted by use of a Signature Platform. The Lender is entitled to rely on the Electronic Signature from the Signature Platform, without any further investigation whatsoever, if that Electronic Signature bears a Borrower email address listed in Schedule 8 (Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd. (registration number 201412492D)).

(d)	A Confirmer is each person listed in Part B of Schedule 8 (Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd. (registration number 201412492D)). Except for Secured Instructions, the Lender reserves the right in its sole discretion to require the content of a Communication be confirmed by a Confirmer via a call back.

(e)	An Instructor listed in Part A of Schedule 8 (Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd. (registration number 201412492D)) may replace or supplement the list of individuals listed in Schedule 4 (Eligible Buyer List) from time to time by submitting an additional form of Schedule 8 (Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd. (registration number 201412492D)), and by indicating whether the new form of Schedule 8 (Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd. (registration number 201412492D)) serves as a replacement or supplement. Such changes to Schedule 8 (Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd. (registration number 201412492D)) shall be effective upon the Lender communicating its acceptance of the new schedule.

(f)	Provisions of this clause 27.6 shall apply notwithstanding anything to the contrary in any Finance Document.

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27.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28	Calculations and Certificates

28.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

28.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two decimal places.

29	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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30	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

31	Confidential Information

31.1	Confidentiality

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 31.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

31.2	Disclosure of Confidential Information

The Lender may disclose:

(a)	to any of its branches, representative offices, Affiliates, and third parties selected by the Lender or any of the foregoing and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives (each such person or entity being a Recipient) and each Recipient may disclose such Confidential Information between each other as that Recipient shall consider appropriate (including, without limitation, in connection with the provision of any services hereunder and for data processing, statistical and risk analysis purposes) if any person to whom the Confidential Information is to be given pursuant to this clause 31.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

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(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or an Obligor and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)	appointed by the Lender or by a person to whom clauses 31.2(b)(i) or 31.2(b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf);

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clauses 31.2(b)(i) or 31.2(b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, quasi-government, administrative, banking, taxation or other regulatory authority or supervisory body or similar body or authority, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit the Lender charges, assigns or otherwise creates Security (or may do so) pursuant to clause 23.2 (Security over Lender’s rights);

(viii)	who is a Buyer or Pool Participant, such Confidential Information as is reasonably necessary in connection with the perfection of any Transaction Security Document or the enforcement of, or the preservation of the Lender’s rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights;

(ix)	who is a Party; or

(x)	with the consent of the Borrower,

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)	in relation to clauses 31.2(b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(B)	in relation to clause 31.2(b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)	in relation to clause 31.2(b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances; and

(c)	to any person appointed by the Lender or by a person to whom clauses 31.2(b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 31.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Obligors and the Lender; and

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or an Obligor if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

31.3	Further disclosure

This clause 31 (Confidential Information) is not, and shall not be deemed to constitute, an express or implied agreement by the Lender for a higher degree of confidentiality than that prescribed in any applicable law or regulation.

31.4	Entire agreement

This clause 31 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

31.5	Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

31.6	Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Obligors:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to clause 31.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 31 (Confidential Information).

31.7	Continuing obligations

The obligations in this clause 31 (Confidential Information) are continuing and, in particular, shall survive and remain binding on the Lender for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and the Facility Amount has been fully cancelled or otherwise ceases to be available; and

(b)	the date on which the Lender otherwise ceases to be the Lender.

31.8	Personal Data Protection Act

For the purposes of the Personal Data Protection Act (2012) of Singapore (the Act), each Obligor acknowledges that they have read and understood the Customer Circular relating to the Personal Data Protection Act (for Corporate and Institutional Customers) (Privacy Circular), which is available at www.citibank.com.sg/icg/pdpacircular or upon request, and which explains the purposes for which the Lender may collect, use, disclose and process (collectively, process) personal data of natural persons.  Each Obligor warrants that to the extent required by applicable law or regulation, they have provided notice to and obtained consent from relevant natural persons to allow the Lender to process their personal data as described in the Privacy Circular as may be updated from time to time, prior to disclosure of such personal data to the Lender. Each Obligor further warrants that any such consent has been granted by these natural persons.

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32	Bail-In

32.1	Bail-in clause

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party and each Obligor acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

32.2	Definitions

In this clause 32:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms

Bail-In Action means the exercise of any Write-down and Conversion Powers

Bail-In Legislation means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

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(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers

UK Bail-In Legislation means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings)

Write-down and Conversion Powers means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

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(ii)	any similar or analogous powers under that Bail-In Legislation.

33	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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Section 11

Governing Law and Enforcement

34	Governing Law

This Agreement is governed by, and shall be construed in accordance with, Singapore law.

35	Enforcement

35.1	Jurisdiction of Singapore courts

(a)	The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) (a Dispute).

(b)	The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	Notwithstanding clauses 35.1(a) and 35.1(b) above, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, Secured Parties may take concurrent proceedings in any number of jurisdictions.

35.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:

(i)	irrevocably appoints the Borrower as its agent for service of process in relation to any proceedings before the Singapore courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the Guarantor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Guarantor must immediately (and in any event within seven days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

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36	Waiver of Immunity

36.1	Waiver of immunity

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

Conditions Precedent

1	The Obligors

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution (or a certified copy of an extract of a resolution) of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request, Borrowing Base Certificate and Borrowing Base Report) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	Certificates of (i) a director of the Borrower and (ii) a secretary or an assistant secretary of the Guarantor confirming that borrowing or guaranteeing or securing, as appropriate, the Facility Amount would not cause any borrowing, guaranteeing or similar limit binding on such Obligor to be exceeded.

(e)	A copy of any power of attorney under which any person is to execute any of the Finance Documents on behalf of any Obligor.

(f)	Certificates of (i) a director of the Borrower and (ii) a secretary or an assistant secretary of the Guarantor certifying that each copy document relating to it specified in this Schedule 1 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney referred to in paragraphs (b) and (e) above have not been revoked.

2	Finance Documents

(a)	This Agreement duly executed by each party to it.

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(b)	The Debenture duly executed by each party to it.

(c)	A copy of all notices required to be sent under the Debenture, executed by the Borrower, duly acknowledged by the addressee (if required under the Debenture).

(d)	Evidence of registration of particulars of the Debenture at the Accounting and Corporate Regulatory Authority in Singapore under Section 131 of the Companies Act 1967 of Singapore.

3	Legal opinions

(a)	A legal opinion in relation to Singapore law from Norton Rose Fulbright (Asia) LLP addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(b)	A legal opinion in relation to Bermuda law from Conyers Dill & Pearman Limited addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

4	Accounts

(a)	A letter from the Borrower to the Lender specifying each of the accounts subject to or intended to be subject to the Transaction Security including details of the account name, account number and the name and address of the bank or financial institution where the account is held.

(b)	Confirmation from the Lender that the Collection Accounts have been opened.

5	Other documents and evidence

(a)	The Initial Borrowing Base Certificate.

(b)	The Initial Borrowing Base Report.

(c)	The Original Financial Statements of each Obligor.

(d)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 10 (Fees), clause 11.5 (Stamp taxes), and clause 15 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(e)	A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

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(f)	A copy of each Pool Agreement duly executed by each party to it.

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Schedule 2

Utilisation Request

To:	Citibank N.A., Singapore Branch as Lender

From:	Hafnia Pools Pte. Ltd. as Borrower

Date:	[●]

Dear Sirs

Hafnia Pools Pte. Ltd. – USD175,000,000 Uncommitted Borrowing Base Facility Agreement
dated _____________ (the Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	USD
Amount:	[●] or, if less, the Available Amount
Interest Period:	two weeks

3	We confirm that each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan] / [The proceeds of this Loan should be credited to [account]].

5	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

Hafnia Pools Pte. Ltd.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 3

Form of Compliance Certificate

To:	Citibank N.A., Singapore Branch as Lender

From:	Hafnia Limited as Guarantor

Date:	[●]

Dear Sirs

Hafnia Pools Pte. Ltd. – USD175,000,000 Uncommitted Borrowing Base Facility Agreement
dated ___________ (the Agreement)

1	I/We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	I/We confirm that, based on the calculations set out in the appendix attached to this certificate:

(a)       Adjusted Equity Ratio

On a consolidated basis the Adjusted Equity was [●]% (being not less than 25% of the sum of the Liabilities and Adjusted Equity on the last day of the most recently elapsed fiscal half year).

(b)       Minimum Adjusted Equity

On a consolidated basis the Adjusted Equity was USD[●] on the last day of the most recently elapsed fiscal half year (being not less than USD350,000,000).

(c)       Minimum Liquidity

On a consolidated basis, Minimum Liquidity was USD[●] on the last day of the most recently elapsed fiscal half year (being equal to or greater than USD60,000,000).

3	[I/We confirm that no Default is continuing.] [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]

4	We attach the financial statements and accounts required to be provided pursuant to clause 18 (Information Undertakings) of the Agreement.

Signed:
Authorised signatory of Hafnia Limited

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 4

Eligible Buyer List

As at the date of this Agreement, each of the following entities shall be an Eligible Buyer with the respective Maximum Credit Limit:

Eligible Buyer	Maximum Credit Limit (expressed as a % of the Outstandings following the latest submitted Utilisation Request)
AAT GLOBAL LTD	12
ABU DHABI MARINE INTERNATIONAL CHARTERING HOLDINGS RSC LIMITED	12
ABU DHABI MARINE OPERATIONS AND SERVICES COMPANY
Ardea Shipping Pte. Ltd.	12
AMPOL SHIPPING & LOGISTICS PTE. LTD.	12
ARAMCO TRADING SINGAPORE PTE. LTD.	20
Aramco Trading Fujairah FZE (ATF)
Aramco Trading Company
Aramco Trading Fujairah FZE
Baere Logistics LLC	12
BGN INT DMCC	12
Bono Energy Limited	12
BP OIL INTERNATIONAL LIMITED	12
BP Singapore PTE Ltd
BP Products North America Inc
Braskem Netherlands B.V.	12
CASTLETON COMMODITIES MERCHANT ASIA CO PTE LTD	12
CEPSA TRADING S.A.U.	12
CEPSA TRADING ASIA PTE LTD
Chevron International Tankship Limited	12
CHEVRON ASIA PACIFIC SHIPPING PTE LTD

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

CLEARLAKE SHIPPING PTE LTD	12
CSSA Chartering and Shipping Services SA	12
Atlantic Trading and Marketing Inc	12
Dow Europe GMBH	12
E3 ENERGY DMCC	12
ENEOS CORPORATION	12
EMIRATES NATIONAL OIL COMPANY (SINGAPORE) PRIVATE LIMITED	12
ENOC SUPPLY AND TRADING LLC	12
Flumar Transporte De Quimicos E Gases LTDA	12
GEORGE E. WARREN CORPORATION	12
GULF TRANSPORT & TRADING LTD	12
GULF ENERGY LIMITED
HANWHA TOTAL PETROCHEMICAL CO., LTD.	12
Hartree Partners LP	12
Hengli Shipping International Pte Ltd	12
HENGYI LOGISTICS INTERNATIONAL PTE LTD	12
Hyundai Oil Singapore Pte Ltd	12
Haldia Petrochemicals Ltd	12
IDEMITSU TANKER CO., LTD. SINGAPORE BRANCH	12
IOC - The Indian Oil Corporation Limited	12
INDEPENDENT PETROLEUM GROUP LTD	12
ITL - IPIRANGA TRADING LIMITED	12
JXTG NIPPON OIL & ENERGY CORPORATION	12
Kuwait Petroleum Corporation	12
LAUREL SHIPPING LLC SINGAPORE BRANCH	12
LEVENE ENERGY DEVELOPMENT LIMITED	12
Litasco SA	12
LITASCO MIDDLE EAST DMCC
LUKOIL ASIA PACIFIC PTE LTD	12

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Mabanaft Deutschland GMBH & CO. KG	12
Mabanaft Pte Ltd
MARUBENI PETROLEUM CO. LTD.	12
Mercuria Energy Trading SA	12
Mercuria Trading NV, Curacao
Mercuria Energy Trading Pte Ltd
MERCURIA SHIPPING PTE.LTD
Midas NSSG International Pte Ltd	12
Petro Diamond Company Limited	12
MITSUI & CO. ENERGY TRADING SINGAPORE PTE LTD	12
MOCOH S.A.	12
MOTIVA ENTERPRISES LLC	12
MUSKET CORPORATION	12
Neste Shipping OY	12
Nidas Shipping Services Ltd.	12
NIKORMA TRANSPORT LIMITED	12
Novatek Gas and Power Asia PTE Ltd	12
Novatek Gas and Power GMBH
Nyala Shipping S.A Geneva	12
Oando Trading DMCC	12
OQ TRADING LIMITED	12
OMAN TRADING INTERNATIONAL LTD	12
PANTOS LOGISTICS CO.,LTD	12
LX PANTOS CO., LTD.	12
PCBL Limited	12
PETROCHEMICAL CORPORATION OF SINGAPORE PTE LTD	12
PT PERTAMINA INTERNATIONAL SHIPPING (JAKARTA)	12
PERTAMINA INTERNATIONAL SHIPPING PTE LTD
Petco Trading Labuan Company LTD	12

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

PETCO Trading DMCC
PETROLEO BRASILEIRO S/A - PETROBRAS	12
PETROBRAS DISTRIBUIDORA S/A
PETROBRAS SINGAPORE PTE LTD
Petrocam Trading (Pty) Ltd	12
PetroChina International (Singapore) Pte. Ltd	12
Petrochina International (Hong Kong) Corporation Limited
PetroIneos Trading Limited	12
PETRON SINGAPORE TRADING PTE. LTD.	12
PTT INTERNATIONAL TRADING PTE LTD	12
PTT Public Company Limited
QATAR PETROLEUM FOR THE SALE OF PETROLEUM PRODUCTS	12
RAIZEN TRADING LLP	12
RAÍZEN TRADING SA
RIL USA INC	12
Reliance Industries Limited.
RELIANCE GLOBAL ENERGY SERVICES (S) PTE. LTD.
Reliance Industries Limited
RELIANCE INDUSTRIES LIMITED..
REPSOL TRADING S.A.	12
RONGSHENG PETROCHEMICAL (SINGAPORE) PTE. LTD.	12
Rongtong Logistics (Singapore) Pte. Ltd.	12
Sahara Energy Resource Limited	12
Sanmar Shipping Limited	12
SARAS SPA	12
SCG CHEMICALS TRADING (SINGAPORE) PTE LTD	12
Seariver Maritime LLC	12
Shell International Trading Middle East - SITME	12
Shell International Eastern Trading Co.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Shell Trading Rotterdam BV
Shell Trading United States Company - STUSCO
Shell Trading Rotterdam (STR) B.V.
SINOCHEM OIL SHIPPING (SINGAPORE) PTE. LTD.	12
SINOPEC HONG KONG (SINGAPORE) PTE LTD
SK Energy International Pte Ltd	12
SK Trading International CO. LTD.
SK ENERGY CO., LTD.
S-Oil Corporation	12
SINGAPORE PETROLEUM COMPANY LTD	12
ST SHIPPING AND TRANSPORT PTE LTD	12
ST Shipping & Transport Pte Ltd
ST SHIPPING AND TRANSPORT PTE LTD
Glencore Energy UK Ltd	12
Equinor ASA	12
EQUINOR MARKETING AND TRADING (US) INC
Trafigura Trading LLC	12
Trafigura Maritime Logistics Pte Ltd
Trafigura Maritime Logistic Ltd.
TUPRAS TRADING LTD	12
TURBO ASIA PTE LTD
United Maritime Logistics Pte Ltd	12
UNION GLORY LIMITED	12
UNIPEC SINGAPORE PTE LTD	12
Valero Marketing and Supply Company	12
VIBRA TRADING BV	12
Vitol Bahrain E.C.	12
Vitol Asia Pte Ltd
Vitol S.A.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Vitol Inc.
Mansel Pte. Ltd.	12
WINSON OIL TRADING PTE LTD	12
YEOCHUN NCC CO., LTD.	12

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 5

Pool Agreements and List of Pool Participants

The Hafnia LR1 pool agreement dated 1 January 2023 entered into between the Borrower as Pool Manager and the parties listed in Schedule 1 (Participants) thereto as Pool Participants, including as of the date thereto:

(1)	Anemone Shiptrade SA;
(2)	AVR Shipping Ltd.;
(3)	Chartworld Shipping Corporation;
(4)	Chemikalien Seetransport GmbH;
(5)	Donnelly Tanker Management Ltd;
(6)	Grace Management S.A.;
(7)	Ionia Management S.A.;
(8)	Hafnia Pools Pte. Ltd;
(9)	Hafnia Tankers Shipholding Singapore Pte. Ltd;
(10)	Hafnia Tankers Shipholding 2 Singapore Pte. Ltd;
(11)	Hassel Shipping 2;
(12)	Larine Tankers Pte LTd;
(13)	Mantis Maritime Ltd.;
(14)	Norstar Tankers Ltd;
(15)	Nyhill Shipping AS (Jo Shipping AS);
(16)	Odfjell Tankers AS;
(17)	Oikos Maritime Inc;
(18)	Reederei Nord B.V.;
(19)	Sanmar Shipping Ltd;
(20)	The Great Eastern Shipping Co, Ltd;
(21)	Vista Shipholding I Pte., Limited;
(22)	Vista Shipholding II Pte., Limited;
(23)	Vista Shipholding III Pte., Limited;
(24)	Vista Shipholding IV Pte., Limited;
(25)	Vista Shipholding V Pte., Limited; and
(26)	Vista Shipholding VI Pte., Limited.

The Hafnia LR2 pool agreement dated 1 January 2023 entered into between the Borrower as Pool Manager and the parties listed in Schedule 1 (Participants) thereto as Pool Participants, including as of the date thereto:

(1)	Chartworld Shipping Corporation;
(2)	Reederei Nord B.V.; and
(3)	Hafnia Pools Pte. Ltd.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 6

Form of Borrowing Base Certificate

To:	Citibank N.A., Singapore Branch as Lender

From:	Hafnia Pools Pte. Ltd. as Borrower

Date:	[●] (the “Determination Date”)

Hafnia Pools Pte. Ltd. - Borrowing Base Certificate

Dear Sirs

This Borrowing Base Certificate (this Certificate) is dated [l], and is delivered in accordance with [clause 19.3 (Borrowing Base Certificate and Borrowing Base Report)/clause 7.3 (Mandatory prepayment – Borrowing Base)/clause 7.4 (Mandatory prepayment – Loan to Value)] of the Uncommitted Borrowing Base Facility Agreement, dated ____________ 2023 (as amended from time to time) between Hafnia Pools Pte. Ltd. as borrower, Hafnia Limited as guarantor and Citibank N.A., Singapore Branch as lender (the Agreement). Capitalised terms used but not defined in this Certificate have the meaning given them in the Agreement.

As of the Determination Date, the undersigned hereby certifies the following calculations of the Borrowing Base, Available Amount and the Loan to Value:

I. BORROWING BASE		Gross	Less Exclusions (if any):	Net
		Value		Value

A. Eligible Receivables - Freight				$ -

B. Eligible Receivables - Demurrage				$ -

C. Eligible Receivables - Freight in Transit - (Completed sailing days/estimated voyage time)*voyage rate				$ -

SUB TOTAL		$ -		$ -
D : less exclusion on account of LTV excess				$ -

TOTAL BORROWING BASE AS AT DETERMINATION DATE				$ [●]

II. UNCOMMITTED AVAILABLE AMOUNT

A.	Loan currently outstanding			$ [●]

B.	Borrowing Base as at the Determination Date			$ [●]
C.	Facility Amount			$ [●]

Available Amount, being equal to (the lower of B and C) minus A				$ [●]

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Maximum Credit Limits

I and II	Subject to individual Maximum Credit Limit as specified in the Agreement.

The Loan to Value is [●].

The Maximum Credit Limit for each Eligible Buyer is in compliance with Schedule 4 (Eligible Buyer List) of the Agreement.

The undersigned represents and warrants that (1) the foregoing information is true, complete and correct as of the Determination Date, (2) the calculation of the Borrowing Base reflected herein does not include any amounts that are not permitted to be included in the calculation of the Borrowing Base pursuant to the Agreement and (3) the foregoing information and calculations otherwise comply with all conditions, terms, warranties, representations and covenants set forth in the Agreement.

For and on behalf of Hafnia Pools Pte. Ltd.

By: Name: Title: Authorised signatory

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 7

Form of Borrowing Base Report

To:	Citibank N.A., Singapore Branch as Lender

From:	Hafnia Pools Pte. Ltd. as Borrower

Date:	[●] (the “Determination Date”)

Hafnia Pools Pte. Ltd. - Borrowing Base Report

Dear Sirs

This Borrowing Base Report (this “Report”) is dated [●], and is delivered in accordance with clause 19.3 (Borrowing Base Certificate and Borrowing Base Report) of the Uncommitted Borrowing Base Facility agreement, dated __________ 2023 (as amended from time to time) between Hafnia Pools Pte. Ltd. as borrower, Hafnia Limited as guarantor and Citibank N.A., Singapore Branch as lender (the Agreement). Capitalised terms used but not defined in this Certificate have the meaning given them in the Agreement.

As of the Determination Date, the undersigned hereby certifies the following Reported Eligible Receivables contained in the enclosed excel spreadsheet are included into the Borrowing Base.

[table below to be included in the enclosed excel spreadsheet]FREIGHT IN TRANSIT	Max: 45 days Advance rate 70%
Identifier	Buyers	Start date (GMT) - Departure from Load port	End date (GMT)	Face Value	Borrowing Base Amount of Receivable to be funded	No. of days of voyage

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

FREIGHT RECEIVABLE		Max: 25 days Advance rate 90%
Invoice No.	Identifier	Completion date	Buyer	Type	Face Value	Borrowing Base Amount of Receivable to be funded	No. of days due as at today

DEMURRAGE	Max: 180 days Advance rate 50%
Invoice No.	Completion date	Buyer	Type	Face Value	Borrowing Base Amount of Receivable to be funded	No. of days due as at today

The undersigned represents and warrants that (1) the foregoing information is true, complete and correct as of the Determination Date, (2) each Reported Eligible Receivable is an Eligible Receivable and (3) the foregoing information and calculations otherwise comply with all conditions, terms, warranties, representations and covenants set forth in the Agreement.

For and on behalf of Hafnia Pools Pte. Ltd.

By: Name: Title: Authorised signatory

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 8

Specifically Listed Instructors and Confirmers for Hafnia Pools Pte. Ltd.

(registration number 201412492D)

Signature Specimen:
Instructor	Title (Mr., Ms., etc.)
* First Name
* Last Name
Job Title
* Email Address
* Telephone Number & Ext.
	Use Existing CitiDirect BE User ?	☐ Yes - UserID: _______________	☐ No
Signature Specimen:
Instructor	Title (Mr., Ms., etc.)
* First Name
* Last Name
Job Title
* Email Address
* Telephone Number & Ext.
	Use Existing CitiDirect BE User ?	☐ Yes - UserID: _______________	☐ No
Signature Specimen:
Instructor	Title (Mr., Ms., etc.)
* First Name
* Last Name
Job Title
* Email Address
* Telephone Number & Ext.
	Use Existing CitiDirect BE User ?	☐ Yes - UserID: _______________	☐ No
Signature Specimen:
Confirmer	Title (Mr., Ms., etc.)
* First Name
* Last Name
Job Title
* Email Address
* Telephone Number & Ext.
Mobile Number (if working remotely)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Signatories

The Borrower

SIGNED by	)

For and on behalf of	)

HAFNIA POOLS PTE. LTD.	)

)
/s/ Petrus Wouter Van Echtelt Petrus Wouter Van Echtelt Director
Signature/Name/Title

Address: 10 Pasir Panjang Road, Mapletree Business City #18-01 Singapore 117438

Attention:	[REDACTED]

Email	address: [REDACTED]

Citi / Hafnia Pools – Facility Agreement (signature page)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

The Guarantor

SIGNED by	)

For and on behalf of	)

HAFNIA LIMITED	)

)
/s/ Petrus Wouter Van Echtelt Petrus Wouter Van Echtelt Director
Signature/Name/Title

Address:	10 Pasir Panjang Road, Mapletree Business City #18-01 Singapore 117438

Attention:	[REDACTED]

Email address:	[REDACTED]

Citi / Hafnia Pools – Facility Agreement (signature page)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

The Lender

SIGNED by	)

For and on behalf of	)

CITIBANK N.A., SINGAPORE BRANCH	)

)
/s/ [REDACTED]
[REDACTED]

Address:	8 Marina View, #16-00 Asia Square Tower 2, Singapore 018960

Attention:	[REDACTED]
Email address:	[REDACTED]

Citi / Hafnia Pools – Facility Agreement (signature page)